Entergy
500 Clinton Center Drive
Clinton, MS  39056

Notice of Annual Meeting of Shareholders

Clinton, Mississippi
March 24, 2006

To the Shareholders of ENTERGY CORPORATION:

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
Date:	Friday, May 12, 2006
Time:	10:00 am
Place:	Hilton Jackson 1001 East County Line Road Jackson, MS 39211

MATTERS TO BE VOTED ON
1.	Election of thirteen directors

2.	Management proposal to amend Certificate of Incorporation to eliminate supermajority vote requirement with respect to the removal of directors

3.	Approval of the 2007 Equity Ownership and Long Term Cash Incentive Plan

4.	Ratification of appointment of independent registered public accountants for the fiscal year ending 2006

5.	Shareholder proposal regarding majority election of directors

/s/ Robert D. Sloan

Robert D. Sloan
Executive Vice President, General Counsel & Secretary

TABLE OF CONTENTS

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS	1
COMMONLY ASKED QUESTIONS ABOUT THE ANNUAL MEETING	4
CORPORATE GOVERNANCE AND BOARD MATTERS	7
COMMITTEES OF THE BOARD OF DIRECTORS	10
Audit Committee	10
Corporate Governance Committee	11
Personnel Committee	11
Finance Committee	11
Nuclear Committee	12
Executive Committee	12
DIRECTOR INDEPENDENCE	12
2005 COMPENSATION OF NON-EMPLOYEE DIRECTORS	13
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	14
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	14
PRINCIPAL SHAREHOLDERS	15
SHARE OWNERSHIP OF DIRECTORS AND OFFICERS	16
AUDIT COMMITTEE REPORT	17
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS	17
REPORT OF PERSONNEL COMMITTEE ON EXECUTIVE COMPENSATION	19
COMPARISON OF FIVE YEAR CUMULATIVE RETURN	23
EXECUTIVE COMPENSATION TABLES	24
Summary Compensation Table	24
Option Grants to the Executive Officers in 2005	25
Aggregated Option Exercises in 2005 and December 31, 2005 Option Values	25
Long-Term Incentive Plan Awards in 2005	26
Equity Compensation Plan Information	26
EXECUTIVE RETIREMENT AND BENEFIT PLANS	27
SYSTEM EXECUTIVE CONTINUITY PLANS	29
DEFERRED COMPENSATION PLANS	29
EXECUTIVE EMPLOYMENT CONTRACTS AND RETENTION AGREEMENTS	29
ITEM 1 - ELECTION OF DIRECTORS	31
ITEM 2 - MANAGEMENT PROPOSAL TO AMEND CERTIFICATE OF INCORPORATION TO ELIMINATE SUPERMAJORITY VOTE REQUIREMENT WITH RESPECT TO THE REMOVAL OF DIRECTORS	35
ITEM 3 - APPROVAL OF 2007 EQUITY OWNERSHIP AND LONG TERM CASH INCENTIVE PLAN	35
ITEM 4 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING 2006	41
ITEM 5 - SHAREHOLDER PROPOSAL REGARDING MAJORITY ELECTION OF DIRECTORS	42
SHAREHOLDER PROPOSALS FOR 2007 MEETING	44
ANNEX A - ENTERGY CORPORATION AUDIT COMMITTEE CHARTER	45
ANNEX B - 2007 EQUITY OWNERSHIP AND LONG TERM CASH INCENTIVE PLAN OF ENTERGY CORPORATION AND SUBSIDIARIES	48

PROXY STATEMENT

We are providing these proxy materials to you in connection with the solicitation of proxies by the Board of Directors of Entergy Corporation for the 2006 Annual Meeting of Shareholders and for any adjournment or postponement of the meeting ("Annual Meeting"). In this proxy statement, we refer to Entergy Corporation as "the Company," "we," "our" or "us."

We are holding the Annual Meeting at the Hilton Jackson, 1001 East County Line Road, Jackson, Mississippi, at 10:00 am and invite you to attend in person. We intend to mail this proxy statement and a proxy card to shareholders starting on or about March 24, 2006.

COMMONLY ASKED QUESTIONS ABOUT THE ANNUAL MEETING

Who is entitled to vote at the Annual Meeting?

Holders of our common stock at the close of business on March 14, 2006 are entitled to vote their shares at the Annual Meeting. On that date, we had 207,874,163 common shares outstanding and entitled to vote. Each common share is entitled to one vote on each matter properly brought before the meeting.

Do I need a ticket to attend the Annual Meeting?

No. If you are a shareholder of record, you need only present a form of personal identification to be admitted to the meeting. If your shares are held beneficially in the name of a bank, broker or other holder of record, you must present proof of stock ownership, such as a bank or brokerage account statement, together with a form of personal identification to be admitted to the meeting. If your shares are held in an employee savings plan, you must present your employee identification badge.

What is the difference between owning shares as a shareholder of record and as a beneficial owner?

You may own common shares in one of the following ways:

  directly in your name as the shareholder of record;
  indirectly through a broker, bank or other holder of record in "street name;" or indirectly in one of the Company's qualified employee savings plans ("Savings Plans").

If your shares are registered directly in your name, you are the holder of record of these shares and we are sending these proxy materials directly to you. As the holder of record, you have the right to give your proxy directly to us, to give your voting instructions by telephone or by the Internet, or to vote in person at the meeting. If you hold your shares in street name, your broker, bank or other holder of record is sending these proxy materials to you. As a holder in street name, you have the right to direct your broker, bank or other holder of record how to vote by filling out a voting instruction form that accompanies your proxy materials. If your shares are held in one of the Savings Plans, see "How do I vote shares held under the Savings Plan?" below. Regardless of how you hold your shares, we invite you to attend the meeting.

How do I vote?

Your vote is important. We encourage you to vote promptly. Internet and telephone voting is available through 11:59 p.m. Eastern Time on Tuesday, May 9, 2006 for shares held in Savings Plans and through 11:59 p.m. Eastern Time on Thursday, May 11, 2006 for all other shares. You may vote in one of the following ways:

By Telephone. If you are located in the United States or Canada, you can vote your shares by calling the toll-free telephone number on your proxy card or in the instructions that accompany your proxy materials. You may vote by telephone 24 hours a day. The telephone voting system has easy-to-follow instructions and allows you to confirm that the system has properly recorded your votes. If you vote by telephone, you do not need to return your proxy card or your voting instruction form.

By Internet. You can also vote your shares by the Internet. Your proxy card indicates the Web site you may access for Internet voting. You may vote by the Internet 24 hours a day. As with telephone voting, you will be able to confirm that the system has properly recorded your votes. If you hold your shares in street name, please follow the Internet voting instructions that accompany your proxy materials. You may incur telephone and Internet access charges if you vote by the Internet. If you vote by the Internet, you do not need to return your proxy card or your voting instruction form.

By Mail. If you are a holder of record, you can vote by marking, dating, and signing your proxy card and returning it by mail in the enclosed postage-paid envelope. If you hold your shares in street name, please complete and mail the voting instruction card.

At the Annual Meeting. If you hold your shares in street name, you must obtain a proxy, executed in your favor, from the holder of record if you wish to vote these shares at the meeting.

All shares that have been properly voted and not revoked will be voted at the meeting. If you sign and return your proxy card without any voting instructions, your shares will be voted as the Board of Directors recommends.

What if I change my mind after I vote my shares?

If you are a shareholder of record, you can revoke your proxy before it is exercised by:

  written notice to the Secretary of the Company;
  timely delivery of a valid, later-dated proxy or a later-dated vote by telephone or on the Internet; or
  voting by ballot at the Annual Meeting.

If you hold your shares in street name, you may submit new voting instructions by contacting your bank, broker or other holder of record. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the answer to the previous question.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting.

How do I vote shares held under the Savings Plans?

If you participate in one of the Company's Savings Plans, your proxy card includes the number of shares credited to your account under that plan as of the record date.  To allow sufficient time for the trustee to vote, the trustee must receive your voting instructions by 11:59 p.m. Eastern Time, on May 9, 2006.  If the trustee does not receive your instructions by that date, the trustee will vote your shares in the same proportion of votes that the trustee receives from the other participants who did vote, except as may be otherwise required by law.

Is my vote confidential?

We maintain the confidentiality of the votes of individual shareholders. We do not disclose these votes to any member of management, unless we must disclose them for legal reasons. However, if a shareholder writes a comment on the proxy card, we will forward the comment to management. In reviewing the comment, management may learn how the shareholder voted. In addition, the Inspectors of Election and selected employees of our independent tabulating agent may have access to individual votes in the normal course of counting and verifying the vote.

What are the voting requirements to elect directors and approve each of the proposals discussed in this Proxy Statement?

Quorum. We will have a quorum and will be able to conduct the business of the Annual Meeting if the holders of a majority of the votes that shareholders are entitled to cast are present at the meeting, either in person or by proxy.

Votes Required for Proposals. To elect directors and adopt the other proposals, the following proportion of votes is required:

  Directors. To elect the directors, we must receive a plurality of the votes cast. However, pursuant to our recently amended Corporate Governance Guidelines, if a majority of the votes cast are withheld for a director in an uncontested election, the director is required to tender his or her resignation to the Board of Directors and the Board of Directors, taking into consideration the recommendation of the Corporate Governance Committee, will determine whether to accept the resignation. For further information regarding our policy on majority voting with respect to the election of directors, see "Corporate Governance and Board Matters" under "Board Policy Regarding Majority Voting in Director Elections" below.
  Amendment to Certificate of Incorporation. To adopt management's proposal to amend the certificate of incorporation, we must receive the affirmative vote of a majority of the votes cast.
  2007 Equity Ownership and Long Term Cash Incentive Plan. To approve the 2007 Equity Ownership and Long Term Cash Incentive Plan, we must receive the affirmative vote of a majority of the votes cast provided that the total votes cast with respect to this proposal represents over 50 percent of the shares of common stock entitled to vote on the proposal.
  Independent Registered Public Accountants. To ratify the selection of our independent registered public accountants, we must receive the affirmative vote of a majority of the votes cast.
  Shareholder Proposal. To adopt the shareholder proposal, we must receive the affirmative vote of a majority of the votes cast.

Could other matters be decided at the Annual Meeting?

At the date this Proxy Statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement.

If other matters are properly presented at the Annual Meeting for consideration, the Proxy Committee appointed by the Board of Directors (the persons named in your proxy card if you are a shareholder of record) will have the discretion to vote on those matters for you.

What happens if I do not submit voting instructions to my broker?

If a proposal is routine (see below), a broker or other entity holding shares for an owner in street name may vote for the proposal without receiving voting instructions from the owner. If a proposal is not routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions. A broker non-vote occurs when the broker or other entity is unable to vote on a proposal because the proposal is not routine and the owner does not provide any instructions.

For purposes of our annual meeting, we understand that the proposals relating to the election of directors, the amendment to the certificate of incorporation and ratification of the selection of our independent registered public accountants will be treated as routine items, but that the shareholder proposal relating to the election of directors by majority vote and the Company's proposal relating to the 2007 Equity Ownership and Long Term Cash Incentive Plan will not be deemed routine items.

How do you count votes?

In determining whether we have a quorum, we count abstentions and broker non-votes as present and entitled to vote. In counting votes on the proposals:

  We do not count abstentions or broker non-votes, if any, as votes cast for the election of directors, but we do count votes withheld for one or more nominees as votes cast.
  We do not count abstentions as votes cast on our proposal to amend the certificate of incorporation, ratify the selection of the independent registered public accountants, to approve the 2007 Equity Ownership and Long Term Cash Incentive Plan or the shareholder proposal.
  We also do not count broker non-votes, if any, as votes cast on these proposals. Therefore, abstentions and broker non-votes will have no impact on the outcome of these proposals.

Who will pay for the cost of the proxy solicitation?

We will pay the expenses of soliciting proxies. Our directors, officers or employees may solicit proxies for us in person, or by telephone, facsimile or electronic transmission. We have hired Morrow & Co. to help us distribute and solicit proxies. We will pay Morrow $12,500, plus expenses for these services.

CORPORATE GOVERNANCE AND BOARD MATTERS

As of March 24, 2006, there were 15 members of the Board of Directors:

Ms. Maureen S. Bateman	Ms. Alexis M. Herman	Ms. Kathleen A. Murphy*
Mr. W. Frank Blount	Mr. Donald C. Hintz	Mr. James R. Nichols
Mr. Simon D. deBree	Mr. J. Wayne Leonard	Mr. William A. Percy, II
Mr. Claiborne P. Deming*	Mr. Stuart L. Levenick**	Mr. W. J. "Billy" Tauzin***
Mr. Gary W. Edwards**	Mr. Robert v.d. Luft (Chairman)	Mr. Steven V. Wilkinson

_______
* Mr. Deming and Ms. Murphy will resign from the Board as of the date of the Annual Meeting.
** Joined Board on July 29, 2005
*** Joined Board on September 30, 2005

The Board met nine times during 2005. Each director attended at least 85% of all of the meetings of the Board and Board committees on which he or she served and average attendance was 97%. All of the directors in office at the time attended the Company's 2005 annual shareholders' meeting. Under the Company's Corporate Governance Guidelines, each director is expected to prepare rigorously for, attend, and participate in all Board meetings and meetings of Board committees on which he or she serves and to devote the time necessary to discharge appropriately their responsibilities. Each Board member is expected to ensure that other commitments do not materially interfere with the member's service as a director.

Corporate Governance Principles

We are committed to maintaining the highest standards of business conduct and corporate governance, which we believe are essential to running our business efficiently, serving our shareholders well and maintaining our integrity in the marketplace. The following is a summary of our corporate governance principles.

Corporate Governance Guidelines and Business Ethics Codes

Our Corporate Governance Guidelines, certificate of incorporation, bylaws, and Board committee charters, form the framework of our corporate governance. In addition, we have adopted a Code of Business Conduct and Ethics for the members of our Board of Directors, a Code of Business Conduct and Ethics for our employees and a Code of Entegrity, which sets forth the ethical responsibilities of our employees, officers and representatives. Our Corporate Governance Guidelines, the charters of our Audit, Personnel and Corporate Governance Committees, and our ethics guidelines, including any amendments, are available at http://www.entergy.com/investor_relations/corporate_governance.aspx. A copy of the Audit Committee charter is attached to this proxy statement as Annex A.

Board Independence

Our Corporate Governance Guidelines require that the Board of Directors should be comprised of a substantial majority of non-employee directors and a majority of independent directors. In addition, our Corporate Governance Guidelines require that all corporate governance decisions should be approved by a majority of the independent directors. Under our Corporate Governance Guidelines, no director qualifies as independent unless the Board of Directors affirmatively determines that the director has no material relationship with the Company (directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). In addition, the Board of Directors applies the independence tests specified in the New York Stock Exchange's Corporate Governance Guidelines. For additional information, see "Director Independence."

Executive Meetings of the Board of Directors

The non-management directors meet in executive session (separate from management) at least four times a year. In addition, the independent directors meet in executive session at least once a year. The Chairman of the Board presides at these meetings.

Board Evaluation Process

The Board conducts a self-evaluation process at least annually to determine whether it and its committees are functioning effectively.

Mandatory Resignation Upon Change in Professional Circumstances

Non-employee directors are required to submit their resignations when they change employment or the major responsibilities they held when they joined the Board. Based on the recommendation of the Corporate Governance Committee, the Board reviews the appropriateness of the director's nomination for re-election to the Board.

Mandatory Director Retirement and Term Limits

Directors may not be nominated by the Board for re-election after they have reached the age of 70, unless specifically recommended to serve beyond the age of 70 by the Corporate Governance Committee and approved by the Board of Directors. The Company does not have term limits for its directors. Instead, our Board addresses the suitability for continued service as a director upon the expiration of each director's term. In January 2006, the Board of Directors recommended that Mr. Luft be re-nominated to the Board of Directors notwithstanding his having reached the age of 70. It is anticipated that Mr. Luft, if re-elected, will continue to serve as the Chairman of the Board of Directors.

Succession Planning for the Chief Executive Officer

The Personnel Committee on at least an annual basis reports to the Board on succession planning. Our succession planning is intended to include appropriate contingencies for the unexpected retirement or incapacity of the Chief Executive Officer.

Director Orientation and Continuing Education

The Corporate Governance Committee specifies the desired components of new director orientation and makes periodic recommendations concerning the continuing education of all Board members.

Shareholder Approval of Future Severance Agreements

In March 2004, the Board adopted a policy that precludes the Company and its subsidiaries from entering into employment or severance agreements that provide severance benefits to executive officers in excess of 2.99 times the sum of the annual base salary and bonus unless the agreement has been approved by the Company's shareholders.

Executive Officer Stockholding Guidelines

The Personnel Committee of the Board of Directors has adopted stock ownership guidelines applicable to the Company's executive officers. The stock ownership guidelines provide, among other things, that, if an executive officer exercises any stock option granted on or after January 1, 2003, the officer must retain at least 75 percent of the after tax net profit in Entergy Common Stock until the earlier of 60 months from the date at which the option is exercised or the termination of full-time employment with the Company.

Board Policy Regarding Majority Voting in Director Elections

In January 2006, the Board adopted an amendment to the Corporate Governance Guidelines providing that, in an uncontested election of directors, any nominee who receives a greater number of votes "withheld" from his or her election than votes "for" his or her election will, within five days following the certification of the shareholder vote, tender his or her written resignation to the Chairman of the Board for consideration by the Corporate Governance Committee. The Corporate Governance Committee will then consider such tendered resignation and, within 45 days following the date of the shareholders' meeting at which the election occurred, make a recommendation to the Board concerning the acceptance or rejection of such resignation.

In determining its recommendation to the Board, the Committee will consider all factors deemed relevant by its members including, without limitation, the stated reason or reasons why shareholders who cast "withhold" votes for the director did so, the qualifications of the director (including, among other things, whether the director serves on the Audit Committee as an "Audit Committee Financial Expert" and whether there are one or more other directors qualified, eligible and available to serve on the Audit Committee in such capacity), and whether the director's resignation from the Board would be in the best interests of the Company and its shareholders. The Corporate Governance Committee also will consider a range of possible alternatives concerning the director's tendered resignation as its members deem appropriate, including, without limitation, acceptance of the resignation, rejection of the resignation, or rejection of the resignation coupled with a commitment to seek to address and to cure the underlying reasons reasonably believed by the Corporate Governance Committee to have resulted substantially in the "withheld" votes.

The Board will take formal action on the Corporate Governance Committee's recommendation no later than 75 days following the date of the shareholders' meeting at which the election occurred. In considering the Corporate Governance Committee's recommendation, the Board will consider the information, factors and alternatives considered by the Corporate Governance Committee and such additional information, factors and alternatives as the Board deems relevant. Within four business days after the Board's decision on the Corporate Governance Committee's recommendation, the Company will publicly disclose, in a Current Report on Form 8-K filed with the Securities and Exchange Commission ("SEC"), the Board's decision, together with an explanation of the process by which the decision was made and, if applicable, the Board's reason or reasons for rejecting the tendered resignation.

Director Nominations

In choosing individuals to recommend for Board membership, the Corporate Governance Committee considers a wide range of factors, including judgment, skills, diversity, integrity and experience with business and other organizations of comparable size to the Company, possession of experience that adds to the collective experience of the Board, independence and the absence of any disqualifying factor described in any legal or regulatory requirement applicable to the Company. The Corporate Governance Committee will consider nominees from a variety of sources, including nominees suggested by shareholders, executive officers, fellow Board members, or a third party firm retained for that purpose. It applies the same procedures to all nominees regardless of the source of the nomination.

Any person wanting to make a nomination should provide a written resume of the proposed candidate, detailing relevant experience and qualifications, as well as a list of references. The Corporate Governance Committee will review the resume and may contact references. The Corporate Governance Committee will decide based on the resume and references whether to make a more detailed investigation. If the Corporate Governance Committee determines that a more detailed investigation of the candidate is warranted, the Corporate Governance Committee will invite the candidate for a personal interview, conduct a background check on the candidate and assess the ability of the candidate to provide any special skills or characteristics identified by the Corporate Governance Committee or the Board. Shareholders wanting to propose to the Corporate Governance Committee a candidate for nomination should follow the procedures described in the "Shareholder Communications" section below. In connection with the Annual Meeting, the Board has not rejected any director candidate recommended by a shareholder or group of shareholders who beneficially owned more than 5 percent of the Company's stock.

Shareholder Communications to the Board of Directors

The Board has a policy regarding shareholder communications to the Board and its committees. In summary, any shareholder or other person may communicate with any director by sending a written communication to the following address:

[Name of Director]
Entergy Corporation
500 Clinton Center Drive
Clinton, Mississippi 39056
Attn: Corporate Secretary
Fax: (601) 339-2387
E-mail: etrbod@entergy.com

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has six standing committees: Audit, Corporate Governance, Personnel, Finance, Nuclear, and Executive. The charters of the Audit, Personnel and Corporate Governance Committees are available on the Company's Investor Relations website at http://www.entergy.com/investor_relations/corporate_governance.aspx and in print to any shareholder who requests them from the Secretary of the Company.

1. The members of the Audit Committee are:

Steven V. Wilkinson (Chair)
Claiborne P. Deming
Stuart L. Levenick
Kathleen A. Murphy
James R. Nichols
William A. Percy, II

The functions of the Audit Committee are described in the "Audit Committee Report." The Audit Committee met thirteen times in 2005. All members of the Audit Committee are independent as defined by SEC regulations, the corporate governance standards of the New York Stock Exchange and the Company's Corporate Governance Guidelines. In addition, each member of the Audit Committee must be financially literate, as such qualification is interpreted by the Board of directors in its business judgment. The Board has determined that Mr. Wilkinson, the chair of the Audit Committee, is qualified as an audit committee financial expert as defined by SEC regulations, and that he has accounting and related financial management expertise within the meaning of the corporate governance standards of the New York Stock Exchange.

2. The members of the Corporate Governance Committee are:

Maureen S. Bateman (Chair)
Gary W. Edwards
Alexis M. Herman
Kathleen A. Murphy
James R. Nichols
W. J. "Billy" Tauzin

The Corporate Governance Committee is responsible for developing policies and practices relating to corporate governance and reviewing compliance with the Company's Corporate Governance Guidelines. In addition, the Corporate Governance Committee assists the Board in developing criteria for Board candidates, reviews background information on potential candidates and makes recommendations to the Board regarding such candidates. The Corporate Governance Committee also prepares and supervises the Board's annual review of director independence and the Board's annual self-evaluation, makes recommendations to the Board with respect to Board committee assignments and oversees the Board's director education practices. The Corporate Governance Committee met six times in 2005. In addition, the Corporate Governance Committee met jointly with the Personnel Committee one time. All members of the Corporate Governance Committee are independent within the meaning of the corporate governance standards of the New York Stock Exchange and the Company's Corporate Governance Guidelines.

3. The members of the Personnel Committee are:

W. Frank Blount (Chair)
Maureen S. Bateman
Simon D. deBree
Gary W. Edwards
Alexis M. Herman

The Personnel Committee is responsible for reviewing and approving corporate goals and objectives relevant to the compensation of the Company's Chief Executive Officer, evaluating the performance of the Chief Executive Officer and determining and approving the compensation level of the Chief Executive Officer, and making recommendations regarding compensation of other executive officers and certain compensation plans to the Board, which has delegated to the Personnel Committee the responsibility for approving these arrangements. In 2005, the Personnel Committee met six times. In addition, the Personnel Committee met jointly with the Finance Committee one time and the Personnel Committee also met jointly with the Corporate Governance Committee one time. All members of the Personnel Committee are independent within the meaning of the corporate governance standards of the New York Stock Exchange and the Company's Corporate Governance Guidelines. Messrs. Blount and deBree, Ms. Bateman and Ms. Herman, and Dennis H. Reilley, a former member of the Board, served during 2005 as members of the Personnel Committee of the Board. None of these persons was, during 2005, an officer or employee of the Company or any of its subsidiaries. None of the members has any relationship required to be disclosed under SEC proxy rules.

4. The members of the Finance Committee are:

Simon D. deBree (Chair)
W. Frank Blount
Claiborne P. Deming
Donald C. Hintz
Stuart L. Levenick
James R. Nichols
William A. Percy, II
W. J. "Billy" Tauzin

The Finance Committee is responsible for reviewing the Company's financial policy and makes recommendations to the Board regarding policies, financial strategies, and decisions that would materially affect the Company's financial condition. Among other things, it reviews the financial plans, projections, and forecasts to ensure adequacy and soundness in support of the Company's financial policy and reviews the Company's investing activities and recommends significant investments to the Board. The Finance Committee met four times in 2005. In addition, the Finance Committee met jointly with the Personnel Committee one time.

5. The members of the Nuclear Committee are:

Donald C. Hintz (Chair)
pagW. Frank Blount
Robert v.d. Luft
William A. Percy, II
Steven V. Wilkinson

The Nuclear Committee provides non-management oversight and review of all the Company's nuclear generating plants, focusing on safety, operating performance, operating costs, staffing and training. In addition, it consults with management concerning internal and external nuclear-related issues and reports to the Board with respect to the Company's nuclear facilities. In 2005, the Nuclear Committee met eight times.

6. The members of the Executive Committee are:

Robert v.d. Luft (Chair)
Maureen S. Bateman
W. Frank Blount
Simon D. deBree
Donald C. Hintz
J. Wayne Leonard
Steven V. Wilkinson

The Executive Committee is authorized to act for the Board on matters other than those matters specifically reserved by Delaware law to the Board. In practice, the Executive Committee's actions are generally limited to matters such as the authorization of corporate credit facilities and borrowings. In 2005, the Executive Committee met once.

DIRECTOR INDEPENDENCE

Pursuant to our Corporate Governance Guidelines, the Corporate Governance Committee undertook its annual review of director independence in January 2006. Under our Corporate Governance Guidelines, no director qualifies as independent unless the Board of Directors affirmatively determines that the director has no material relationship with the Company (directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The Board of Directors applies the independence tests specified in the New York Stock Exchange's Corporate Governance Guidelines. In addition, a director is not independent if:

  The director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer of the Company.
  The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).
  The director or an immediate family member is a current partner of a firm that is the internal or external auditor of the Company; the director is a current employee of such a firm; the director has an immediate family member who is a current employee of such a firm and who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; or the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on audit of the Company within that time.
  The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company's present executive officers at the same time serves or served on that company's compensation committee.
  The director is a current employee, or an immediate family member is a current executive officer, of a company that makes payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or two percent of such other company's consolidated gross revenues.

Based on the foregoing, the Board of Directors determined that the following 11 directors nominated for election in 2006 are independent: Messrs. Blount, deBree, Edwards, Levenick, Luft, Nichols, Percy, Tauzin and Wilkinson and Ms. Bateman and Ms. Herman. In making this determination, the Board considered that (1) Mr. Percy is the uncompensated, non-executive Chairman of Enterprise Corporation of the Delta ("ECD"), a non-profit corporation making development loans in Arkansas, Louisiana and Mississippi (subsidiaries of Entergy have invested in funds sponsored by ECD, including a $500,000 investment in 2005); and (2) Mr. Luft was the acting Chief Executive Officer of Entergy Corporation in 1998, but determined that such relationships were not material. The Board also determined that the two current directors who are retiring at the 2006 annual meeting are independent. The board determined that Mr. Leonard was not independent based on his employment relation with the Company and that Mr. Hintz was not independent based on his former employment relationship with the Company.

2005 COMPENSATION OF NON-EMPLOYEE DIRECTORS

Directors who are employees of Entergy receive no fee for service as a director. Non-employee directors receive a combination of cash payments, equity-based compensation, benefits and reimbursements.

Cash Compensation

Attendance Fees. Each non-employee director receives a fee of $1,500 for attendance at Board meetings and a fee of $1,000 for committee meetings scheduled in conjunction with Board meetings. Non-employee directors receive $2,000 for attendance at committee meetings scheduled in a different location from any other committee and/or Board meeting. If a director attends a meeting of a committee on which that director does not serve as a member, he or she receives one-half of the fee of an attending member. Non-employee directors receive one-half the fees set forth above for telephone attendance at Board or committee meetings. Non-employee directors also receive $1,500 for participation in a director education program, director orientation or business session, inspection trip or conference not held on the same day as a Board or committee meeting.

Chairmanships. The committee chairpersons of the Audit Committee and Nuclear Committee are paid an additional $10,000 annually, and the committee chairpersons of the Executive Committee, Personnel Committee, Corporate Governance Committee and Finance Committee are paid an additional $5,000 annually. In 2005, Mr. Luft was paid $200,000 plus 20,000 stock options (granted at market price) to serve as Chairman of the Board. In addition, the Company provides, at its expense, financial counseling services for Mr. Luft on the same terms and conditions that it provides those services to executive officers of the Company. Finally, as a non-employee director, Mr. Luft receives the compensation and benefits described above.

Quarterly Payments. Each calendar quarter, Entergy makes a cash payment to all non-employee directors equaling the value of 75 shares of Common Stock.

Equity-Based Compensation

All non-employee directors receive two types of equity-based compensation, restricted stock grants and phantom unit grants. To the extent directors wish to defer receipt of all or a portion of such compensation, the deferral will be subject to applicable deferral elections. All post-2004 deferral elections as applied to compensation earned or vested after December 31, 2004 are subject to the provisions of Internal Revenue Code Section 409A.

Stock. Non-employee directors receive Common Stock on a quarterly basis of 150 shares. Directors may defer receipt of these shares, in which case the director will accrue dividend equivalents until the shares are actually received.

Phantom Units. Under the Service Recognition Program for Outside Directors, non-employee directors are credited with 800 "phantom" shares of Common Stock for each year of service on the Board. After five years of service on the Board, the director becomes entitled to receive the value of these "phantom" shares at the conclusion of that director's service. During a director's term of Board service, the phantom shares are credited to a specific account for each director that is maintained solely for accounting purposes. After separation from Board service, these directors receive an amount in cash equal to the value of their accumulated "phantom" shares. Payments are made in five annual installments that commence upon separation from the Board, unless the separating director irrevocably elects in advance to defer commencement of the payments for a period of up to fifteen years. Each "phantom" share is assigned a value on its payment date equal to the value of a share of Common Stock on that date. Dividends are earned on each "phantom" share from the date of original crediting. "Phantom" shares become due in the event a director is terminated from the Board without cause upon a change in control, as those terms are defined in the relevant plan. In this case, directors may demand immediate payment of benefits.

Benefits

The Company reimburses each non-employee director for expenses associated with attending Board and committee meetings, director education programs and other Board-related activities. The Company also purchases director and officer liability insurance, life insurance, accidental death and disability insurance and aircraft accident insurance for its non-employee directors. In addition, each non-employee director may receive at Company's expense an annual physical.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In 2004, the Company entered into a Consulting Agreement with Hintz & Associates, a Mississippi limited liability company, to provide the services of its employee, Donald C. Hintz. Mr. Hintz is a director of the Company and served as its President prior to his retirement in 2004. The agreement provides that Entergy may request certain services from Mr. Hintz in return for payment of a pre-determined hourly fee of $312.50 per hour, not to exceed a daily rate of $2,500, plus reimbursement of expenses. Services that Entergy may request pursuant to the agreement are (i) the inspection of nuclear facilities; (ii) advice regarding efficient and effective nuclear operations; (iii) analytical, strategic or developmental work and acquisition consulting services; and (iv) such other work as the Company's Chief Executive Officer may request.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934 requires our directors and executive officers, and any persons owning more than ten percent of Entergy's common stock, to file with the Securities and Exchange Commission and New York Stock Exchange initial reports of beneficial ownership and certain changes in that beneficial ownership, with respect to the equity securities of Entergy. Entergy prepares and files these reports on behalf of its directors and executive officers. During 2005, all reports were timely filed, except for certain Form 4 filings relating to stock grants awarded to our directors on August 31, 2005. These forms were submitted late (on September 7, 2005) as a result of disruptions caused by Hurricane Katrina.

PRINCIPAL SHAREHOLDERS

A shareholder "beneficially owns" Common Stock by having the power to vote or dispose of the Common Stock, or to acquire the Common Stock within 60 days. Shareholders who beneficially own at least five percent of the Common Stock are required to file certain reports with the Securities and Exchange Commission. Based on these reports, the following beneficial owners have reported their ownership as of December 31, 2005:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Barclays Global Investors, NA., ("Barclays") (1) 45 Freemont Street San Francisco, California 94105	10,951,041 (1)	5.00%

Barrow, Hanley, Mewhinney & Strauss, Inc. ("BHM&S") One McKinney Plaza 3232 McKinney Avenue, 15th Floor Dallas, Texas 75204-2429	15,702,675 (2)	7.57%

AXA Assurances I.A.R.D. Mutuelle ("AXA") 26, rue Drouot 75009 Paris, France (3)	15,124,472	7.3%

(1)	Barclays has indicated that it has sole voting power over 10,951,046 shares and sole power to dispose or direct the disposition of 9,390,745 shares.
(2)	BHM&S has indicated that it has sole voting power over 4,444,955 shares, sole power to dispose or direct the disposition of 15,702,675 shares and shared voting power over 11,257,720 shares.
(3)

AXA has indicated that it has (i) sole voting power with respect to 8,383,572 shares; (ii) shared voting power with respect to 1,685,347 shares; (iii) sole dispositive power of 15,113,754 shares; and (iv) shared dispositive power of 10,718 shares.

SHARE OWNERSHIP OF DIRECTORS AND OFFICERS

The following table shows how much Common Stock each current director, nominee and executive officer named in the "Summary Compensation Table" on page 24 beneficially owned as of December 31, 2005, as well as how much they and the other executive officers beneficially owned as a group. This information has been furnished by each individual. Each individual has sole voting and investment power, unless otherwise indicated. The amount of Common Stock owned by all directors, nominees and executive officers as a group totals less than one percent of the outstanding Common Stock.
Name	Sole Voting and Investment Power	Other Beneficial Ownership (a)	Entergy Corporation Stock Equivalent Units (b)

Maureen S. Bateman	3,300	-	4,000
W. Frank Blount	9,984	-	14,400
Simon D. deBree	1,921	-	3,037
Claiborne P. Deming	12,406	-	2,639
Leo P. Denault	1,108	80,690	28,995
Gary W. Edwards	200	-	-
Alexis Herman	1,500	-	1,600
Donald C. Hintz	5,721	480,000	91,067
J. Wayne Leonard	13,576	1,570,200	155,311
Stuart L. Levenick	200	-	-
Robert v.d. Luft	25,072	311,333	10,209
Kathleen A. Murphy	3,300 (c)	1,000	4,000
James R. Nichols	9,787 (d)	3,684	15,426
William A. Percy, II (e)	2,650	-	4,254
Mark T. Savoff	308	17,267	213
Richard J. Smith	1,129	241,738	58,604
W. J. "Billy" Tauzin	100	-	-
Gary J. Taylor	1,235	113,167	12,462
Steven V. Wilkinson	1,255	-	1,227

All directors, nominees, and executive officers as a group	105,024	3,180,046	514,077

(a)	Includes stock options that are exercisable within 60 days of December 31, 2005.
(b)

Represents the balances of stock equivalent units each executive holds under the deferral provisions of the Equity Ownership Plan and the Defined Contribution Restoration Plan. These units will be paid out in either Common Stock or cash equivalent to the value of one share of Common Stock per unit on the date of payout, including accrued dividends. The deferral period is determined by the individual and is at least two years from the award of the bonus. For directors, the units are part of the Service Award for Directors. All non-employee directors are credited with units for each year of service on the Board.

(c)	Excludes 1,000 shares of which Ms. Murphy has joint ownership (reported under "Other Beneficial Ownership" column.)
(d)	Excludes 3,684 shares that are owned by a charitable foundation that Mr. Nichols controls (reported under "Other Beneficial Ownership" column.)
(e)	Excludes 900 shares deferred by Mr. Percy under the Equity Ownership Plan.

AUDIT COMMITTEE REPORT

The Entergy Corporation Board of Directors' Audit Committee comprises six independent directors. All members meet the independence criteria as defined by the New York Stock Exchange. During 2005, the Audit Committee complied with its written Charter, as adopted by the Board of Directors. The Charter, which was most recently revised in January 2004, is available on Entergy's website.

The Audit Committee is responsible for overseeing Entergy's accounting and financial reporting processes and audits of Entergy's financial statements. As set forth in its charter, the Audit Committee acts only in an oversight capacity and relies on the work and assurances of management, which has primary responsibility for Entergy's financial statements and reports, Entergy's internal auditors, as well Entergy's independent registered public accounting firm, Deloitte & Touche LLP (Deloitte & Touche) which is responsible for expressing an opinion on the conformity of Entergy's audited financial statements to generally accepted accounting principles.

The Committee held 13 meetings during 2005. The meetings were designed to facilitate and encourage private communication between the Committee and management, the internal auditors, and Deloitte & Touche. During these meetings, the Committee reviewed and discussed the audited financial statements with management and Deloitte & Touche. The Committee also received and discussed written communications from both management and Deloitte & Touche regarding internal controls over financial reporting as required by the Public Company Accounting Oversight Board's Auditing Standard No. 2, "An Audit of Internal Control over Financial Reporting Performed in Conjunction with an Audit of Financial Statements," and applicable Securities and Exchange Commission rules.

The discussions with Deloitte & Touche LLP also included the matters required by the standards of the Public Company Accounting Oversight Board (United States), Statements on Auditing Standards (SAS) No. 61, "Communication with Audit Committees," as modified or supplemented. The Audit Committee received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board No. 1, Independence Discussions with Audit Committees) and has discussed with Deloitte & Touche its independence. Deloitte & Touche provides no internal audit services for Entergy and the Audit Committee has concluded that non-audit services provided by Deloitte & Touche are compatible with maintaining its independence.

Based on the above-referenced reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Entergy's Annual Report on Form 10-K.

The Audit Committee of the Entergy Corporation Board of Directors:

Steven V. Wilkinson, Chair	Kathleen A. Murphy
Claiborne P. Deming	James R. Nichols
Stuart L. Levenick	William A. Percy

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

A representative of Deloitte & Touche LLP will be present at the meeting and will be available to respond to appropriate questions by shareholders and will be given an opportunity to make a statement if the representative desires to do so.

Aggregate fees billed to Entergy Corporation and its subsidiaries for the years ended December 31, 2005 and 2004 by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte & Touche"), which includes Deloitte Consulting were as follows:
	2005	2004

Audit Fees	$6,020,500	$6,289,500
Audit-Related Fees (a)	232,000	950,900

Total audit and audit-related fees	6,252,500	7,240,400
Tax Fees (b)	118,684	62,820
All Other Fees	-	-

Total Fees (c)	$6,371,184	$7,303,220

(a)	Includes fees for employee benefit plan audits, consultation on financial accounting and reporting, and other attestation services.
(b)	Includes fees for tax return review and tax compliance assistance.
(c)	100% of fees paid in 2005 and 2004 were pre-approved by the Entergy Corporation Audit Committee.

Entergy Audit Committee Guidelines for Pre-approval of Independent Auditor Services

The Audit Committee has adopted the following guidelines regarding the engagement of Entergy's independent auditor to perform services for Entergy:
1.

The independent auditor will provide the Audit Committee, for approval, an annual engagement letter outlining the scope of services proposed to be performed during the fiscal year, including audit services and other permissible non-audit services (e.g. audit related services, tax services, and all other services).

2.

For other permissible services not included in the engagement letter, Entergy management will submit a description of the proposed service, including a budget estimate, to the Audit Committee for pre-approval. Management and the independent auditor must agree that the requested service is consistent with the SEC's rules on auditor independence prior to submission to the Audit Committee. The Audit Committee, at its discretion, will pre-approve permissible services and has established the following additional guidelines for permissible non-audit services provided by the independent auditor:

  Aggregate non-audit service fees are targeted at fifty percent or less of the approved audit service fee.
  All other services should only be provided by the independent auditor if it is the only qualified provider of that service or if the Audit Committee specifically requests the service.

3.	The Audit Committee will be informed quarterly as to the status of pre-approved services actually provided by the independent auditor.
4.

To ensure prompt handling of unexpected matters, the Audit Committee delegates to the Audit Committee Chair or its designee the authority to approve permissible services and fees. The Audit Committee Chair or designee will report action taken to the Audit Committee at the next scheduled Audit Committee meeting.

5.	The Vice President, Risk Management and General Auditor will be responsible for tracking all independent auditor fees and will report quarterly to the Audit Committee.

REPORT OF PERSONNEL COMMITTEE ON EXECUTIVE COMPENSATION

Introduction

The Personnel Committee of the Entergy Board of Directors has prepared the following report on the philosophy and key drivers of executive compensation, and the compensation that resulted from this process in 2005.

The Personnel Committee, which is composed entirely of independent directors, has been given by the Board of Directors the responsibility for the review, interpretation and administration of all components of the Company's executive officer compensation programs. The Personnel Committee Charter, which describes in greater detail the Committee's authority and duties, was published in the 2004 Proxy Statement and is available, as amended, on Entergy's website.

This report is required by rules established by the Securities and Exchange Commission and provides specific information regarding compensation for the Company's Chief Executive Officer and for other officers named in the Summary Compensation Table, as well as general compensation information of all executive officers of the Company.

Compensation Philosophy: Objectives and Key Drivers of Executive Compensation

It is the philosophy of Entergy and the Personnel Committee that all compensation programs should:

  Provide competitive pay opportunities consistent with positions of comparable scope and responsibility in the energy and other industrial sectors;
  Ensure that Entergy can attract and retain top talent; and
  Ensure that pay and performance are tightly linked.

The Personnel Committee determines competitive levels of compensation using comparative data from an external survey of companies similarly sized in terms of revenue, both in general industry and in the energy industry specifically. A nationally recognized compensation consulting firm assists in providing data to the Committee and in designing various compensation plans. This firm also provides other services to Entergy and its subsidiaries.

Executives are compensated with a combination of short-term and long-term compensation elements. Short-term compensation includes base pay and annual incentive awards. Long-term compensation includes stock options and performance units. The higher the level of the executive, the more compensation is weighted toward incentive pay and long-term awards. This weighting reflects these executives' greater control of and responsibility for Entergy's long-term performance. The structure of these compensation programs is presented in Figure 1 below.

Figure 1. Components of Entergy Corporation's Executive Compensation

Compensation for Entergy's Executive Officer programs is designed to target within range of the median level of pay in the aggregate. However, while base salaries for executive officers as a group are also generally managed within the market median range, the competitiveness of target annual incentives and long-term incentives varies somewhat by management level. Also, individuals can be paid in a wide range above and below the median, based upon a combination of individual and corporate performance.

Description of the 2005 Executive Compensation Program

Base Salary Compensation

Base salaries for Entergy Executive Officers are set so that the aggregate base compensation for the group is within range of the median of the market. The compensation of individual executives can vary, relative to the market median, based on the roles, responsibilities, experience, and performance of each executive.

Base salaries for Entergy's executive officers in 2005 were reviewed through comparisons with the market survey data. The Personnel Committee considers market base salary rates at the median of energy and general industry companies of comparable size and business mix. The Personnel Committee also includes quantifiable and non-quantifiable items in the review of individual performance in making decisions on base salaries for executive officers.

The current base salary levels for the named executive officers as a group are within range of the Company's overall philosophy of targeting the median of the published compensation survey data.

Annual Incentive Compensation

The Executive Annual Incentive Plan (EAIP) is designed to reward management for attainment of short-term performance targets. These include but are not limited to improvement in earnings per share, operating cash flows, control of operation and maintenance costs, safety, and customer satisfaction. The measures have varying weights and are specifically tailored to each executive's responsibilities.

Under Entergy's 2005 annual incentive strategy, executive officer award targets generally were set at the beginning of the year so that achievement of target performance would lead to total direct compensation within the median range of the market survey data. Again, variations in annual incentive opportunities exist based on individual performance and role.

The dramatic impact of Hurricanes Katrina and Rita on Entergy affected annual incentive awards earned in 2005. The Personnel Committee concluded that the original performance targets established for 2005 did not fully reflect the extraordinary conditions under which management operated during these natural disasters. In determining actual incentive awards, the Committee considered results against the established performance targets, in conjunction with the outstanding management performance demonstrated during and after the hurricanes. This management performance was reflected in a strong focus on safety, electrical service restoration and community support. The resulting annual incentive awards for named executives, in aggregate, were paid slightly above target levels based on the Committee's discretionary assessment of management's performance and leadership during the catastrophic weather events of 2005.

Long-Term Incentive Compensation

Entergy's Personnel Committee believes that executive officers should have an ongoing stake in the Company's success. The purpose of long-term incentive compensation is to focus management on creating long-term value for Entergy shareholders.

The Company also believes that these key employees should have a considerable portion of their total compensation tied to the Company's stock price performance and total shareholder return (i.e., stock price appreciation plus dividends) because stock-related compensation is directly tied to shareholder value. Long-term incentive compensation is designed to reward executives based on Entergy's share price and total shareholder return, and to increase executives' ownership of Entergy stock.

Long-term incentive compensation awards are provided in stock options and performance units. Stock options reward management efforts that lead to a long-term increase in the price of Entergy stock. Because stock options are granted at a price equal to 100 percent of fair market value on the day of the grant, recipients realize value from stock options only if Entergy's share price rises.

Performance units are earned based on the total shareholder return for Entergy stock compared to industry peer companies over a three-year period. For past cycles, and for the 2003-2005 cycle, the S&P Electric Index has been used to represent the peer group. Thus, management does not benefit from general increases in stock prices across the industry, but only from relative performance. For the 2003-2005 cycle, Entergy ranked in the second quartile of its peer group, which under pre-established goals provided for a payout level equal to 106.5% of target.

Options vest over a period of three years, with one-third vesting each year, to ensure that management benefits only from sustained increase in the value of Entergy shares. In addition, for awards made in 2005, executives are required to hold at least 75 percent of the net gain from option exercise in Entergy stock for a period of not less than five years following the date of exercise, except in the case of separation of employment. This provision increases management's ownership in Entergy and their stake in Entergy's long-term performance.

In 2005, stock options and performance unit target awards were set so that achievement of target performance would lead to total direct compensation within the range of the 50th percentile of the market survey data for the executive group in aggregate. However, variations in compensation exist by executives based on individual performance, tenure, and job duties. Also, the Committee has the flexibility to vary actual awards to levels above or below target based on performance.

Other Benefits

Entergy also provides certain benefits and perquisites to its key executive officers. These benefits and perquisites are not tied to any formal performance criteria and are intended to serve as part of a competitive total compensation package.

Benefits include medical, dental, life insurance, and disability coverage. Perquisites are limited to Entergy-paid annual physical exams for approximately the top 25 executives, financial counseling for approximately the top 55 executives, limited spousal travel for senior executives to Company functions and tax gross-ups relating to spousal travel. The Chief Executive Officer is authorized to use company planes for personal travel. Other executives generally do not use Company planes for personal travel. Entergy's philosophy is that annual and long-term incentive pay are more effective tools than perquisites for motivating performance.

Entergy's executives have the opportunity to contribute some portion of their compensation to the Executive Deferred Compensation Plan ("EDCP") and the Equity Ownership Plan ("EOP"). Beginning with grants made in 2003, the Equity Ownership Plan ("EOP") precludes executives from reloading stock options, repricing stock, or making discount stock purchases. Named executives are not allowed to obtain loans under Entergy's executive plans.

2005 Compensation for the Chief Executive Officer

The purpose of this section is to summarize the basis upon which the Personnel Committee determined 2005 compensation amounts for Wayne Leonard, the Chief Executive Officer.

Base Compensation - Mr. Leonard's annual compensation from base salary was increased from $1,100,000 to $1,133,000 in 2005. The adjustment was intended to maintain a competitive level of compensation for Mr. Leonard and reflected the Personnel Committee's assessment that his leadership resulted in industry-leading financial and operating performance. Entergy was named to the Dow Jones Sustainability Index for the fourth consecutive year. Listed companies must not only demonstrate strong financial performance, but must also show outstanding leadership in environmental and social commitment.  Mr. Leonard played a leading role in formulating Entergy's response to the needs of customers affected by the devastating hurricanes of 2005. Representatives of AARP, The Consumer's Union, and other advocacy groups singled out Entergy as an example for other utility companies to follow in protecting low-income customers in the aftermath of Hurricane Katrina.

In 2005 Entergy received its second Edison Electric Institute's Edison Award, the electric power industry's highest honor to U.S. shareholder-owned companies, for Entergy's success in lowering costs and reducing environmental impact in core utility operations; improvements in customer service, reliability, and safety; and the Company's commitment to environmental stewardship and the needs of low-income customers.

The Company recently won EEI's Emergency Response Award for outstanding efforts to restore power following Tropical Storm Cindy and Hurricanes Katrina and Rita, and EEI's Emergency Assistance Award for its efforts to help Florida Power & Light restore power following Hurricane Wilma. It was the eighth straight year Entergy received an emergency award from EEI, and the first time the Company won both awards in the same year. Entergy is the only utility in the nation to win either EEI's Emergency Assistance Award or Emergency Response Award every year they have been offered.

The U.S. Department of Labor presented Entergy with its Exemplary Voluntary Efforts Award for the Company's initiatives to maximize the potential of its employees, remove barriers to success and invest in building effective communities in the areas the Company serves. The Company received the first ever Champions of Diversity Award given by the New York Urban League to recognize Entergy's commitment to inclusion. Entergy's creation of its first companywide Diversity and Inclusion Scorecard earned a prestigious selection by the Profiles in Diversity Journal as one of 10 companies worldwide to receive a 2005 Innovation in Diversity Award.

Annual Incentive Compensation - The Personnel Committee awarded Mr. Leonard an annual cash award of $1,246,300 for 2005. As explained in the review of Annual Incentive Compensation, in determining Mr. Leonard's annual incentive award, the Committee considered Entergy's success against financial targets established at the beginning of the year, the tremendous impact of Hurricanes Katrina and Rita, and Mr. Leonard's outstanding individual leadership during one of the most challenging years in the Company's history. The annual cash award was slightly above the target award.

Long-Term Incentive Compensation - Mr. Leonard received a grant of 165,200 stock options in 2005 which was at his targeted award for the year. This award amount was based upon a combination of objective and subjective criteria, and reflects the fact that his performance continues to be strong. These stock options were granted at 100 percent of the fair market value of Entergy Common Stock on the grant date. Stock options are a performance-based element of compensation in that options produce income for the recipient only if Entergy's stock price rises after the grant date. In addition, Mr. Leonard was awarded $3,180,074 under the performance unit program for the three-year period ended December 31, 2005.  This award is based on Entergy's three-year total return to shareholders relative to its peers.  For the three-year period ended December 31, 2005, Entergy's total return to shareholders was ranked in the second quartile among members of the Standard and Poor's Electric Utility Index.

Supplemental Retirement Benefits for the Chief Executive Officer

The Personnel Committee notes that Mr. Leonard is entitled to his "supplemental retirement benefit" if he were to leave Entergy, as he attained the age of 55 during 2005. See "EXECUTIVE RETENTION AGREEMENTS- Retention Agreement with Mr. Leonard."

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code limits the tax deductibility by a publicly held corporation of compensation in excess of $1 million paid to the Chief Executive Officer or any other of its four most highly compensated executive officers, unless that compensation is "performance-based compensation" as defined by the Code. The Personnel Committee considers deductibility under Section 162(m) with respect to executive compensation. However, the Personnel Committee and the Board believe that it is in the best interest of the Company that the Personnel Committee retains the flexibility and discretion to make compensation awards, whether or not deductible. This flexibility is necessary to foster achievement of performance goals established by the Personnel Committee as well as other corporate goals that the Committee deems important to Entergy's success, such as encouraging employee retention and rewarding achievement.

Personnel Committee Members:

Mr. W. Frank Blount, Chair
Ms. Maureen S. Bateman
Mr. Simon D. deBree
Ms. Alexis M. Herman
Mr. Gary W. Edwards

COMPARISON OF FIVE YEAR CUMULATIVE RETURN

The following graph compares the performance of the Common Stock of Entergy Corporation to the S&P 500 Index and S&P Electric Utilities Index (each of which includes Entergy Corporation) for the last five years:

EXECUTIVE COMPENSATION TABLES

	Years ended December 31,
	2000	2001	2002	2003	2004	2005
Entergy Corporation	$100	$95.44	$114.53	$147.54	$179.43	$187.98
S&P 500 (2)	$100	$88.15	$68.79	$88.29	$97.77	$102.50
S&P Electric Utilities Index (2)	$100	$83.46	$71.10	$87.73	$110.44	$129.68

(1)	Assumes $100 invested at the closing price on December 31, 2000 in Entergy Corporation Common Stock, the S&P 500, and the S&P Electric Utilities Index, and reinvestment of all dividends.
(2)	Cumulative total returns calculated from the S&P 500 Index and S&P Electric Utilities Index maintained by Standard & Poor's Corporation.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

					Long-Term Compensation
		Annual Compensation			Awards		Payouts
Name and Principal Position	Year	Salary	Bonus	(a) Other Annual Comp.	Restricted Stock Awards	Securities Underlying Options	(c) LTIP Payouts	(d) All Other Comp.

J. Wayne Leonard	2005	$1,123,607	$1,246,300	$26,495	(b)	165,200 shares	$3,180,074	$14,160
Chief Executive Officer	2004	1,088,769	1,540,000	46,344	(b)	220,000	4,634,880	48,199
	2003	1,038,461	1,197,800	26,152	(b)	195,000	2,944,560	73,639

Leo P. Denault	2005	$514,310	$400,400	$28,546	(b)	35,000 shares	$698,445	$10,293
Executive Vice President and	2004	463,631	490,000	15,330	(b)	40,000	557,634	29,518
Chief Financial Officer	2003	286,824	217,402	4,551	(b)	30,600	190,170	13,308

Mark T. Savoff	2005	$507,154	$392,700	$36,713	(b)	20,000 shares	$661,237	$9,272
Executive Vice President	2004	500,001	490,000	24,607	(b)	31,800	405,552	21,293
	2003	19,231	-	51,485	(b)	-	-	865

Richard J. Smith	2005	$514,308	$400,400	$20,696	(b)	40,000 shares	$998,217	$12,364
Group President, Utility	2004	494,806	490,000	11,840	(b)	63,600	1,231,140	56,186
Operations	2003	473,019	380,867	64,371	(b)	72,777	674,795	23,128

Gary J. Taylor	2005	$477,077	$385,000	$29,111	(b)	35,000 shares	$943,594	$9,926
Executive Vice President and	2004	414,356	411,600	29,170	(b)	40,000	1,013,880	9,987
Chief Nuclear Officer	2003	394,615	316,400	78,575	(b)	26,900	539,836	7,240

(a)	2005 Other Annual Compensation includes the following:

(1)	Payments for personal financial counseling as follows: Mr. Denault $15,087; Mr. Leonard $2,100; Mr. Savoff $21,263; Mr. Smith $8,450; and Mr. Taylor $10,830.
(2)	Payments for annual physical exams as follows: Mr. Denault $1,868; Mr. Leonard $16,886; and Mr. Savoff $4,280.
(3)

Personal use of Company aircraft as follows: Mr. Denault $3,254; Mr. Leonard $4,506; Mr. Savoff $1,035; Mr. Smith $5,779; and Mr. Taylor $9,039. In July 2005, the Company adopted a change to the application of its policy with respect to the personal use of corporate aircraft by executives. The Company decided to allow personal use of corporate aircraft at Company expense for the Company's Chief Executive Officer.

(4)	A $794 payment of club dues for Mr. Taylor.
(5)	Tax gross up payments as follows: Mr. Denault $8,337; Mr. Leonard $3,003; Mr. Savoff $10,135; Mr. Smith $6,467; and Mr. Taylor $8,448.

(b)

Performance unit (equivalent to shares of Entergy common stock) awards in 2005 are reported under the "Long-Term Incentive Plan Awards" table. At December 31, 2005, the number and market value of the aggregate performance unit holdings held by the named executive officers were: Mr. Denault 30,800 units, $2,114,420; Mr. Leonard 170,900 units, $11,732,285; Mr. Savoff 31,500 units, $2,162,475; Mr. Smith 31,500 units, $2,162,475 and Mr. Taylor 31,500 units, $2,162,475. Accumulated dividends are paid on performance units when vested. The value of performance unit holdings as of December 31, 2005 is determined by multiplying the total number of units held by the closing market price of Entergy common stock on the New York Stock Exchange Composite Transactions on December 30, 2005 ($68.65 per share). The value of units which vested in 2005, 2004 and 2003, including accumulated cash dividends, is reported in the LTIP payouts column in the above table.

(c)	Amounts include the value of performance units that vested in 2005, 2004 and 2003 (see note (b) above) under Entergy's Equity Ownership Plan.
(d)	2005 All Other Compensation includes the following:

(1)	Benefit accruals under the Defined Contribution Restoration Plan as follows: Mr. Denault $1,473; Mr. Leonard $5,340; Mr. Savoff $452; Mr. Smith $3,544; and Mr. Taylor $1,106.
(2)	Employer contributions to the System Savings Plan as follows: Mr. Denault $8,820; Mr. Leonard $8,820; Mr. Savoff $8,820; Mr. Smith $8,820; and Mr. Taylor $8,820.

Option Grants in 2005

					Potential Realizable
	Individual Grants				Value
	Number of	% of Total			at Assumed Annual
	Securities	Options			Rates of Stock
	Underlying	Granted to	Exercise		Price Appreciation
	Options	Employees	Price (per	Expiration	for Option Term (b)
Name	Granted (a)	in 2005	share)	Date	5%	10%

J. Wayne Leonard	165,200	9.0%	$ 69.47	1/27/15	$7,217,474	$18,290,496
Leo P. Denault	35,000	1.9%	69.47	1/27/15	1,529,126	3,875,105
Mark T. Savoff	20,000	1.1%	69.47	1/27/15	873,786	2,214,346
Richard J. Smith	40,000	2.2%	69.47	1/27/15	1,747,572	4,428,692
Gary J. Taylor	35,000	1.9%	69.47	1/27/15	1,529,126	3,875,105

(a)

Options were granted on January 27, 2005, pursuant to the Equity Ownership Plan. All options granted on this date have an exercise price equal to the closing price of Entergy common stock on the New York Stock Exchange Composite Transactions on January 27, 2005. These options will vest in equal increments, annually, over a three-year period beginning in 2006, based on continued service with Entergy.

(b)

Calculation based on the market price of the underlying securities assuming the market price increases over the option period and assuming annual compounding. The column presents estimates of potential values based on simple mathematical assumptions. The actual value, if any, a Named Executive Officer may realize is dependent upon the market price on the date of option exercise.

Aggregated Option Exercises in 2005 and December 31, 2005 Option Values (a)

	Number of
	Securities Underlying		Value of Unexercised
	Unexercised Options		In-the-Money Options
	as of December 31, 2005		as of December 31, 2005 (b)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable

J. Wayne Leonard	1,450,133	376,867	$48,223,040	$3,047,003
Leo P. Denault	65,756	64,934	1,339,047	347,065
Mark T. Savoff	10,600	41,200	106,530	213,060
Richard J. Smith	211,738	99,067	5,125,440	829,461
Gary J. Taylor	92,533	70,634	2,344,802	485,005

(a)	None of the Named Executive Officers exercised options during 2005.
(b)	Based on the difference between the closing price of Entergy's common stock on the New York Stock Exchange Composite Transactions on December 30, 2005, and the option exercise price.

Long-Term Incentive Plan Awards in 2005

The following table summarizes the awards of performance units (equivalent to shares of Entergy common stock) granted under the Equity Ownership Plan in 2005 to the Named Executive Officers.

			Estimated Future Payouts Under Non-Stock Price-Based Plans (# of units) (a) (b)
Name	Number of Units	Performance Period Until Maturation or Payout	Threshold	Target	Maximum

J. Wayne Leonard	85,700	1/1/05-12/31/07	3,500	34,300	85,700
Leo P. Denault	15,000	1/1/05-12/31/07	600	6,000	15,000
Mark T. Savoff	15,000	1/1/05-12/31/07	600	6,000	15,000
Richard J. Smith	15,000	1/1/05-12/31/07	600	6,000	15,000
Gary J. Taylor	15,000	1/1/05-12/31/07	600	6,000	15,000

(a)

Performance units awarded will vest at the end of a three-year period, subject to the attainment of approved performance goals for Entergy. These performance goals are based on Entergy's attainment of specified total shareholder return levels for Entergy common stock compared to industry peer companies over the three-year performance period. Actual awards are based upon the achievement of the cumulative result of these goals for the performance period. The value any Named Executive Officer may realize is dependent upon the number of units that vest, the future market price of Entergy common stock, and the dividends paid during the performance period.

(b)

The threshold, target, and maximum levels correspond to the achievement of 10%, 100%, and 250%, respectively, of Equity Ownership Plan goals. Achievement of a threshold, target, or maximum level would result in the award of the number of units indicated in the respective column. Achievement of a level between these three specified levels would result in the award of a number of units calculated by means of interpolation.

Equity Compensation Plan Information

The Equity Ownership Plan is a shareholder-approved stock-based compensation plan. Entergy also has a Board-approved stock-based compensation plan (Equity Awards Plan). However, effective May 9, 2003, the Board has directed that no further awards can be issued under that plan. As of May 9, 2003, 4,076,628 shares were available for issuance under the Equity Awards Plan. The following table summarizes information about Entergy's stock options awarded under these plans as of December 31, 2005.
Plan	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price	Number of Securities Remaining Available for Future Issuance

Equity compensation plans approved by security holders	6,431,273	$52.41	2,671,186
Equity compensation plans not approved by security holders	4,424,186	$38.64	-
Total	10,855,459	$46.80	2,671,186

EXECUTIVE RETIREMENT AND BENEFIT PLANS

The Company's named executive officers participate in three types of benefit plans. The first type of plan is one that provides retirement income, and includes the qualified retirement plan combined with the Pension Equalization Plan, the Supplemental Retirement Plan, and the System Executive Retirement Plan. In these plans, an executive is typically enrolled in one or more plans but only paid the amount due under the plan that provides the highest benefit, except that participants in the Supplemental Retirement Plan are also eligible for benefits under the Pension Equalization Plan. The second type of plan provides for payments in the event of a change in control, and includes the System Executive Continuity Plans. Finally, the Executive Deferred Compensation Plan and the Equity Ownership Plan allow for deferral of earned income.

QUALIFIED RETIREMENT PLAN COMBINED WITH PENSION EQUALIZATION PLAN. The Company has a tax-qualified defined benefit plan, which, combined with a non-qualified Pension Equalization Plan ("PEP"), provides for a retirement benefit calculated by multiplying the number of years of employment by 1.5%, which is then multiplied by the final average pay as defined in the plans, and currently includes base salary plus annual bonus. The normal form of benefit for a single executive employee is a lifetime annuity and for a married executive employee is a reduced benefit with a 50% surviving spouse annuity. Retirement benefits are not subject to any deduction for social security. As of December 31, 2005, the credited actual years of service under the combined plans were for Mr. Leonard (7), Mr. Denault (6), Mr. Savoff (2), Mr. Smith (6) and Mr. Taylor (5). Because they entered into PEP agreements granting additional years of service, the total credited years of service under the PEP were for Mr. Smith (29) and Mr. Taylor (24).

The following table shows the annual retirement benefits that would be paid at normal retirement (age 65 or later) and includes covered compensation for the executive officers included in the salary column of the summary compensation table on page 24.

Retirement Income Plan Table (1)

Annual
Covered	Years of Service
Compensation	15	20	25	30	35
$250,000	$56,250	$75,000	$93,750	$112,500	$131,250
500,000	112,500	150,000	187,500	225,000	262,500
750,000	168,750	225,000	281,250	337,500	393,750
1,000,000	225,000	300,000	375,000	450,000	525,000
1,500,000	337,500	450,000	562,500	675,000	787,500
2,000,000	450,000	600,000	750,000	900,000	1,050,000
2,500,000	562,500	750,000	937,500	1,125,000	1,312,500
3,000,000	675,000	900,000	1,125,000	1,350,000	1,575,000

(1)	Benefits are shown for various rates of final average pay, which is the highest salary earned in any consecutive 60 months during the last 120 months of employment.

SUPPLEMENTAL RETIREMENT PLAN ("SRP"). Executives may participate in the SRP, which is an unfunded defined benefit plan, at the invitation of the Company. None of the named executive officers are currently participants in the plan. The SRP provides that, under certain circumstances, a participant may receive a monthly retirement benefit payment for 120 months. The amount of monthly payment shall not exceed 2.5% of the participant's average basic annual pay (as defined in the SRP). Current estimates indicate that the annual payments to any participating executive officer under the SRP (combined with the PEP, if applicable) would be less than the payments to a participating officer under the System Executive Retirement Plan discussed below.

SYSTEM EXECUTIVE RETIREMENT PLAN ("SERP"). This executive plan is an unfunded defined benefit plan for participating executives, including all of the executive officers named in the Summary Compensation Table (except for Mr. Leonard, who receives non-qualified supplemental retirement benefits under the terms of his retention contract, which are described below). Executive officers can choose, at retirement, between the retirement benefits paid under the SERP or those payable under the non-qualified supplemental retirement plans discussed above, and in which they participate. SERP benefits are calculated by multiplying the covered pay times the maximum pay replacement ratios of 55%, 60% or 65% (dependent on job rating at retirement) that are attained at 30 years of credited service. The current maximum pay replacement ratio for 20 years of credited service for Messrs. Denault, Savoff, Smith, and Taylor is 50%. The ratios are reduced for each year of employment below 30 years. The normal form of benefit for a single employee is a lifetime annuity, and for a married employee is a reduced benefit with a 50% surviving spouse annuity. These retirement payments are offset by any and all defined benefit plan payments from the Corporation and from prior employers. These payments are not subject to social security offsets.

Receipt of benefits under any of the supplemental retirement plans described above is contingent upon several factors. The participant must agree not to take any employment after retirement with any entity that is in competition with or similar in nature to the Company or any affiliated company. Benefits are forfeitable for various reasons, including a violation of an agreement with the Company or for resignation or termination of employment for any reason before or after normal retirement age and without the Company's permission.

The credited years of service for the Named Executive Officers under the SERP are as follows: Mr. Denault (6), Mr. Savoff (2), Mr. Smith (6), and Mr. Taylor (15).

Upon retirement, and subject to existing deferral elections and the provisions of Internal Revenue Code Section 409A, executives are able to receive the value of their SERP, SRP, or PEP benefits paid either as a lump sum or a series of annual payments. The following table shows the annual retirement benefits that would be paid at normal retirement (age 65 or later) under the SERP.

System Executive Retirement Plan Table (1)

Annual
Covered	Years of Service
Compensation	10	15	20	25	30+
$250,000	$75,000	$112,500	$125,000	$137,500	$150,000
500,000	150,000	225,000	250,000	275,000	300,000
750,000	225,000	337,500	375,000	412,500	450,000
1,000,000	300,000	450,000	500,000	550,000	600,000
1,500,000	450,000	675,000	750,000	825,000	900,000
2,000,000	600,000	900,000	1,000,000	1,100,000	1,200,000
2,500,000	750,000	1,125,000	1,250,000	1,375,000	1,500,000
3,000,000	900,000	1,350,000	1,500,000	1,650,000	1,800,000

(1)

Covered pay includes the average of the highest three years of annual base pay and incentive awards earned by the executive during the ten years immediately preceding retirement. Benefits shown are based on a target replacement ratio of 50% based on the years of service and covered compensation shown. The benefits for 10, 15, and 20 or more years of service at the 45% and 55% replacement levels would decrease (in the case of 45%) or increase (in the case of 55%) by the following percentages: 3.0%, 4.5%, and 5.0%, respectively.

SYSTEM EXECUTIVE CONTINUITY PLANS

All named executive officers participate in one of Entergy's two System Executive Continuity Plans. However, if Mr. Leonard receives benefits under the change in control protections of his retention contract, which is described below, he will not also receive benefits under the Continuity Plans. Each plan provides severance pay and benefits under specified circumstances following a change in control. In the event a participant's employment is involuntarily terminated without cause or if a participant terminates for good reason during the change in control period, the named executive officers will be entitled to:

  a cash severance payment equal to three times base salary and target bonus payable in a single sum distribution. The cash severance payment under the Continuity Plans is limited to 2.99 times base salary and applicable annual incentive bonus, except for participants (other than Mr. Leonard and Mr. Denault) who were entitled to receive a three times severance payment prior to March of 2004;
  continued medical and dental insurance coverage for three years, but subject to offset for any similar coverage provided by the participant's new employer;
  immediate vesting of performance awards, based upon an assumed achievement of applicable performance targets; and
  payment of a "gross-up" payment to compensate for any excise taxes the participant might incur.

Participants in the Continuity Plans are subject to post-employment restrictive covenants, including noncompetition provisions that run for two years for named executive officers but extend to three years if permissible under applicable law.

DEFERRED COMPENSATION PLANS

Executives are eligible to defer earned income through participation in Entergy's Executive Deferred Compensation Plan ("EDCP") or by purchasing phantom units of Entergy stock at fair market value under the Equity Ownership Plan. Executives may under the EDCP defer receipt of base salary, amounts due under the executive plans described above, annual bonuses, performance units, and approved incentive compensation such as restricted units and signing bonuses. The investment options available to executives under the EDCP are similar to those currently available under the Savings Plan of Entergy Corporation and Subsidiaries, except that executives may not invest in Entergy stock under the EDCP. Executives may under the EOP defer receipt of annual bonuses, performance units, restricted units, and pre-2003 option gains.

EXECUTIVE EMPLOYMENT CONTRACTS AND RETENTION AGREEMENTS

For general information regarding change of control benefits applicable to our executive officers, see "System Executive Continuity Plans" above. In addition, upon completion of a transaction resulting in a change-in-control of Entergy (a "Merger"), benefits already accrued under Entergy's System Executive Retirement Plan, Supplemental Retirement Plan and Pension Equalization Plan, and awards granted under the EOP, will become fully vested if the participant is involuntarily terminated without "cause" or terminates employment for "good reason" (as such terms are defined in such plans).

Mr. Leonard - Mr. Leonard's retention agreement provides that if he terminates his employment, with or without "good reason" and except for "cause," he will be entitled to a non-qualified supplemental retirement benefit in lieu of participation in the Company's non-qualified supplemental retirement plans such as the SERP, the SRP, or the PEP. If Mr. Leonard's employment is terminated by Entergy for "cause" at any time he will forfeit his non-qualified supplemental retirement benefit. However, if Mr. Leonard were to leave without "cause," he would be entitled to receive this benefit, plus:

  previously vested stock options (with 193,399 options vesting during 2006 in addition to those described on page 25), which must be exercised within 90 days of termination;
  income earned in prior periods and deferred into available investment options, subject to his deferral elections and the provisions of Internal Revenue Code Section 409A (as of December 31, 2005, Mr. Leonard had credited to his deferral accounts 155,311 phantom units of Entergy Company stock and $271,785 in other deemed investment funds); and
  other broad-based compensation and benefits generally available to terminated employees under plans or arrangements in which Mr. Leonard participates, in accordance with the terms and conditions of those plans and arrangements.

Mr. Leonard's non-qualified supplemental retirement benefit is calculated as a single life annuity equal to 60% of his final monthly compensation (as defined under the SERP), reduced to account for benefits payable to Mr. Leonard under the Company's and a former employer's qualified pension plans. As of December 31, 2005, his final monthly compensation was $203,561, which amount would provide for a single life annuity of approximately $1,465,632 per year as his non-qualified supplemental retirement benefit, subject to the offsets described above. The benefit is payable in a single lump sum, or as periodic payments, as elected by Mr. Leonard in accordance with Internal Revenue Code Section 409A. If elected, periodic payments will be due for Mr. Leonard's life, and then a reduced benefit of 50% will be due for the life of his spouse.

Upon attainment of 10 years of service with the Company, which will occur in 2008, Mr. Leonard would qualify for retirement under certain Company plans. At this point, he would become eligible to receive additional benefits comparable to those available to other retirees of the Company, such as accelerated vesting of stock options, an extended period to exercise those options, pro-rated payment of annual and long-term incentive awards, and continued health and welfare coverage to the extent available.

The retention agreement with Mr. Leonard further provides that, subject to certain forfeiture provisions and the provisions of Internal Revenue Code Section 409A, upon a termination of employment while a Merger is pending (a) by Entergy without "cause" or by Mr. Leonard for "good reason," as such terms are defined in the agreement, or (b) by reason of Mr. Leonard's death or disability:

  Entergy will pay to him a lump sum cash severance payment equal to 2.99 times the sum of his base salary plus the lesser of (i) his target annual incentive award or (ii) his applicable annual incentive award;
  Entergy will pay to him a pro rata annual incentive award, based on an assumed maximum annual achievement of applicable performance goals;
  he will be entitled to immediate payment of performance awards, based upon an assumed target achievement of applicable performance goals under most circumstances and an assumed maximum achievement of applicable performance goals in the case of a Merger-related termination, as defined in the agreement;
  all of his previously granted stock options will become fully vested and will remain outstanding for their full ten-year term; and
  Entergy will pay to him a "gross-up" payment to compensate him for any excise taxes he might incur.

Mr. Leonard is currently entitled under his retention agreement to his supplemental retirement benefit if he were to leave the Company, as he has attained the age of 55 during 2005.

Mr. Smith - The retention agreement with Mr. Smith provides that Mr. Smith will be paid a retention payment of approximately $525,000 on each of the first three anniversaries of the date on which a Merger is completed, if he remains employed on each of those dates. The agreement also provides that upon termination of employment while a Merger is pending and for three years after completion of the Merger (a) by Mr. Smith for "good reason" or by Entergy without "cause," as such terms are defined in the agreement or (b) by reason of Mr. Smith's death or disability:

  Entergy will pay to him a lump sum cash severance payment equal to the unpaid installments, if any, of the retention payments described above;
  he will be entitled to immediate payment of performance awards based upon an assumed target achievement of applicable performance goals;
  all of his stock options will become fully vested and will remain outstanding for their full ten-year term; and
  Entergy will pay to him a "gross-up" payment to compensate him for any excise taxes he might incur.

PROPOSALS REQUIRING YOUR VOTE

ITEM 1 - ELECTION OF DIRECTORS

There are thirteen nominees for election to our Board this year. All of the nominees, except Gary W. Edwards, Stuart L. Levenick and W. J. "Billy" Tauzin, have served as directors since the last annual meeting. Messrs. Edwards and Levenick were elected by the Board to serve as directors effective July 29, 2005. Mr. Tauzin was elected by the Board to serve as a director effective September 30, 2005. Information regarding the business experience of each nominee is provided below.

Each director is elected annually to serve until the next annual meeting or until his or her successor is elected. There are no family relationships among our executive officers and directors. All of the nominees have indicated to Entergy that they will be available to serve as directors. In the event that any nominee should become unavailable, however, the proxy holders will vote for a nominee or nominees designated by the Board, unless the Board chooses to reduce the number of directors serving on the Board.

If you sign your proxy or voting instruction card but do not give instructions with respect to voting for directors, your shares will be voted for the thirteen persons recommended by the Board. If you wish to give specific instructions with respect to voting for directors, you may do so by indicating your instructions on your proxy or voting instruction card.

If a director nominee receives a greater number of votes "withheld" from his or her election than votes "for" such election, he or she is required to tender his or her resignation for consideration by the Corporate Governance Committee in accordance with the policy adopted by the Board with respect to majority voting of directors in January 2006 and described under "Corporate Governance and Board Matters - Board Policy Regarding Majority Voting in Director Elections."

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH DIRECTOR.

2006 NOMINEES FOR THE BOARD OF DIRECTORS*

MAUREEN SCANNELL BATEMAN                 Age 62                     Director Since 2000
Boston, Massachusetts
    Partner, Holland & Knight LLP (legal services) since 2004
    Former Special Senior Counsel, Bank of America (banking and financial services), 2003-2004
    Former Executive Vice President and General Counsel of State Street Corporation (administrative and financial services for institutional investors)
    Former Managing Director and General Counsel of United States Trust Company of New York (trust and investment advisory services)
    Director of Boston Bar Foundation, Catholic Schools Foundation of Boston; member of the Board of Overseers of the Boston Symphony Orchestra; and Treasurer of Fordham Law Alumni Trustees

__________
*Director ages calculated as of December 31, 2005.

W. FRANK BLOUNT                                     Age 67                                 Director Since 1987
Atlanta, Georgia
    Chairman & Chief Executive Officer of TTS Management Corp. (management services) since 2004
    Chairman & Chief Executive Officer of JI Ventures, Inc. (high-tech venture capital fund)
    Former Chairman & Chief Executive Officer of Cypress Communications, Inc. (in-building integrated communications supplier)
    Former Chief Executive Officer and Director of Telstra Communications Corporation (Australian telecommunications company)
    Former Group President of AT&T
    Director of Caterpillar, Inc., Alcatel Ltd., Adtran, Inc., and Hanson PLC
    Board of Trustees of Georgia State University

SIMON D. DEBREE                                         Age 68                                 Director Since 2001
The Netherlands
    Retired Director and Chief Executive Officer of Royal DSM N.V. (chemicals, polymers, life science products)
    Chairman of the Supervisory Board of Stork N.V.
    Former Chairman of the Supervisory Boards of Koninklijke Boskalis Westminster N.V. and Parenco B.V.
    Commissioner of the Fondation de la Maison de la Chimie
    Former President of the Association of Petrochemicals Producers in Europe and the European Chemical Industry Council
    Former Vice President of the Association of Plastics Manufacturers in Europe
    Former Board Member of the Dutch-German Chamber of Commerce
    Former Member of the Advisory Council of the Dutch and Japanese Trade Federation
    Member of the Board of Siemens Nederland N.V.

GARY W. EDWARDS                                     Age 64                                 Director Since 2005
Houston, Texas
    Former Senior Executive Vice President of Conoco Inc. (1999-2001); Former Senior Vice President of Conoco (1991-1999)
    Director of Sunoco Logistics
    Director of Yellowstone Park Foundation, The Methodist Hospital, Houston, Texas, and Kansas State University Foundation
    Member of Advisory Board of Compass Partners, LLP, New York (investment banking firm)

ALEXIS HERMAN                                             Age 58                                 Director Since 2003
McLean, Virginia

    Chair and Chief Executive Officer of New Ventures, Inc. (corporate consultants) since 2001
    Director of Cummins, Inc., Presidential Life Insurance Company and MGM Mirage
    Chair, Task Force for Human Resources of The Coca-Cola Company
    Chair, Diversity Advisory Board of Toyota Motor Sales
    Former Secretary of Labor of the United States of America
    Former White House Assistant to the President of the United States of America
    Director of Xavier University of Louisiana, National Urban League, Leon H. Sullivan Foundation, George Meany National Labor College, USA Football, and Bush-Clinton Katrina Fund
    Chair, Sodexho Business Advisory Board

DONALD C. HINTZ                                             Age 62                             Director Since 2004
Punta Gorda, Florida

    Former President, Entergy Corporation and Entergy Services, Inc.
    Former President and Chief Executive Officer of Entergy Operations, Inc.
    Former President and Chief Operating Officer of System Energy Resources, Inc.
    Director of Ontario Power Generation
    Advisory Council of Electric Power Research, Inc.
    International Technical Advisory Board of Nuclear Electric Insurance Limited

J. WAYNE LEONARD                                         Age 55                             Director Since 1999
New Orleans, Louisiana
    Chief Executive Officer of Entergy Corporation and Entergy Services, Inc.
    Chief Operating Officer, Entergy Arkansas, Inc., Entergy Gulf States, Inc., Entergy Louisiana, Inc., Entergy Mississippi, Inc., and Entergy New Orleans, Inc., March-December, 1998
    Former President, Cinergy Capital & Trading
    Former President, Energy Commodities Business Unit of Cinergy
    Former Group Vice President and Chief Financial Officer of Cinergy
    Director, Tidewater, Inc.
    Director, Edison Electric Institute
    Director, National D-Day Museum Foundation
    Trustee, United Way of Greater New Orleans

STUART L. LEVENICK                                         Age 52                             Director Since 2005
Peoria, Illinois

    Group President of Caterpillar Inc.
    Vice President of Caterpillar, Inc., Chairman, Shin Caterpillar Mitsubishi Ltd. and Vice President, Asia-Pacific Division, Tokyo (2000-2004)
    Director of W. W. Grainger, Inc., (distributes facility maintenance products)

ROBERT v.d. LUFT                                                 Age 70                             Director Since 1992
Chadds Ford, Pennsylvania

    Chairman of the Board of Entergy
    Acting Chief Executive Officer of Entergy (1998)
    Former Chairman of the Board of DuPont Dow Elastomers
    Retired Senior Vice President-DuPont, President-DuPont Europe and Chairman of DuPont International (industrial products, fibers, petroleum, chemicals and specialty products businesses)
    Member of the Board of Visitors, School of Engineering, University of Pittsburgh
    Director of Stonebridge Bank

JAMES R. NICHOLS                                                 Age 67                         Director Since 1986
Boston, Massachusetts
    Partner, Nichols & Pratt, LLP (family trustees), Attorney and Chartered Financial Analyst
    Partner, Nichols & Pratt Advisors (registered investment adviser)
    Life Trustee of the Boston Museum of Science

WILLIAM A. PERCY, II                                         Age 66                             Director Since 2000
Greenville, Mississippi
    Chairman and Chief Executive Officer of Greenville Compress Company (commercial warehouse and real estate)
    Chairman of Enterprise Corporation of the Delta (a non-profit economic development corporation)
    Former Partner of Trail Lake Enterprises (cotton farm and gin)

W. J. "BILLY" TAUZIN                                             Age 62                             Director Since 2005
Washington, DC

    President and CEO, Pharmaceutical Research and Manufacturers of America (PhRMA) (trade association)
    Former United States Congressman for the State of Louisiana (1980-2004)
    Director of Louisiana Health Care Group, Inc.

STEVEN V. WILKINSON                                         Age 64                             Director Since 2003
Watersmeet, Michigan

    Retired Audit Partner, Arthur Andersen LLP (international public accounting firm)
    Director, Cabot Microelectronics Corporation
    Director, Blackburn College

ITEM 2 - MANAGEMENT PROPOSAL TO AMEND CERTIFICATE OF INCORPORATION TO

ELIMINATE SUPERMAJORITY VOTE REQUIREMENT WITH RESPECT TO THE

REMOVAL OF DIRECTORS

In December 2005, the Board of Directors, in its continuing review of corporate governance matters, and after careful consideration and upon recommendation by its Corporate Governance Committee, has concluded that it is in the best interests of the Company's shareholders to remove the 75% vote requirement in the Company's certificate of incorporation relating to the removal of directors. Accordingly, the Board of Directors has unanimously approved and recommended to the shareholders for adoption an amendment to Article Ninth of the Certificate of Incorporation.

If the amendment is approved, the removal of a director, with or without cause, will require only a simple majority vote of the shareholders. If the proposal is approved by the shareholders, the Company intends to file an amendment to the Certificate of Incorporation with the State of Delaware promptly after this Annual Meeting. Approval of this proposal requires the affirmative vote of holders of record of a majority of the outstanding shares of the Company entitled to vote for the election of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

The text of Article Ninth of the Certificate of Incorporation, as amended and restated, is set forth below:

"NINTH: Each of the directors of the Corporation may be removed from office at any time, with or without cause, by the affirmative vote of the holders of not less than a majority of the outstanding stock of the Corporation then entitled to vote for the election of such director."

ITEM 3 - APPROVAL OF THE 2007 EQUITY OWNERSHIP AND LONG TERM CASH INCENTIVE PLAN

The Board of Directors has approved and recommends that the shareholders vote for the approval of the 2007 Equity Ownership and Long Term Cash Incentive Plan of Entergy Corporation and Subsidiaries (the "2007 Equity Ownership Plan").

The Board's approval and recommendation of the 2007 Equity Ownership Plan follows a review and evaluation of the Company's existing compensation plans and a comparison of those plans with the plans and programs offered by comparable companies. The purposes of this 2007 Equity Ownership Plan are to promote the interests of Entergy and its shareholders by:

  attracting and retaining executive personnel and other key employees and directors of outstanding ability;
  motivating executive personnel and other key employees and directors by means of performance-related incentives, to achieve longer-range performance goals; and
  enabling such individuals to participate in the long-term growth and financial success of Entergy.

The 2007 Equity Ownership Plan includes provisions for the grant of (a) stock options and stock appreciation rights, (b) restricted stock, (c) equity awards, (d) other stock-based awards, and (e) other performance-based awards, subject to the following limits:

  The maximum aggregate limit on shares of Company Common Stock to be issued, transferred or sold under the Plan is 7 million shares; and
  No more than 2 million shares shall be granted as other than options or stock appreciation rights.

At the Annual Meeting, the shareholders will vote on the approval of the 2007 Equity Ownership Plan. If the 2007 Equity Ownership Plan is approved, it will become effective as of January 1, 2007. A summary of the 2007 Equity Ownership Plan follows and is qualified by reference to the full text of the plan, which is included in this Proxy Statement as Annex B.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE 2007 EQUITY OWNERSHIP PLAN.

SUMMARY OF THE 2007 EQUITY OWNERSHIP PLAN

Term

If approved by the shareholders, the 2007 Equity Ownership and Long Term Cash Incentive Plan of Entergy Corporation and Subsidiaries will be effective as of January 1, 2007.

Administration

Unless the Board provides otherwise, the Personnel Committee shall administer the Plan in accordance with its terms and shall have all powers, authority and discretion necessary or proper for such purpose, including the sole and exclusive power and discretion to:

  grant awards to participants under the Plan, to select the participants to receive awards, to determine the type, size, terms and conditions of the awards to be made to each participant selected, to determine the time when awards to participants will be granted, and to prescribe the form of the agreements embodying awards made under the Plan;
  determine all questions arising in the administration of the Plan including, but not limited to, the power and discretion to determine eligibility and participation of any individual;
  make factual determinations, construe and interpret the Plan, including the intent of the Plan and any ambiguous, disputed or doubtful provisions of the Plan; and
  adopt such rules and regulations as it shall deem desirable or necessary for the administration of the Plan.

Notwithstanding the foregoing, the Plan shall be administered by the entire Board of Directors of Entergy with respect to any award granted to a non-employee director.

Eligibility

Eligibility under the 2007 Equity Ownership Plan is limited to the Company's non-employee directors and to officers and employees of Entergy and any corporation 80% or more of whose stock (based on voting power) or value is owned, directly or indirectly, by Entergy. The Committee, in its sole discretion, shall determine which officers and employees are eligible to participate in the 2007 Equity Ownership Plan. The Company currently estimates that approximately 780 employees and all officers and non-employee directors will participate in the 2007 Equity Ownership Plan.

Limits on Awards to Participants

The maximum aggregate limit on shares of Company Common Stock to be issued, transferred or sold under the Plan is seven million shares, of which no more than two million shares shall be granted as other than options or stock appreciation rights.

The total number of shares of Common Stock any single participant may be allowed to purchase pursuant to the exercise of options or stock appreciation rights granted under the Plan may not exceed 1.75 million shares.

The value of performance units payable to a single participant who is described under Internal Revenue Code Section 162(m) may not exceed 0.5% of the Company's operating cash flow during any applicable performance period.

Securities Subject to the 2007 Equity Ownership Plan

The number of shares of Company Common Stock that may be issued under the 2007 Equity Ownership Plan may not exceed, in the aggregate, seven million shares. As described above, the 2007 Equity Ownership Plan also contains limits on the number of shares that may be issued pursuant to various types of awards under the 2007 Equity Ownership Plan. Any award, or portion thereof, which is settled in cash, shall not be applied against the maximum number of shares that can be issued under the Plan. Shares covered by awards under the 2007 Equity Ownership Plan which are not earned, or which are forfeited or terminated for any reason, and options which expire unexercised or which are exchanged for other awards under the Plan, shall again be available for subsequent awards under the Plan. Shares received in connection with the exercise of options by delivery of other shares of Common Stock, and shares related to that portion of an award utilized for the payment of withholding taxes shall not again be available for awards under the plan.

The Committee may, at any time, make or provide for adjustments to the Plan, to the number and class of shares available thereunder or to any outstanding options, restricted shares, equity awards or other stock-based awards as it shall deem appropriate to prevent dilution or enlargement of rights, including adjustments in the event of distributions to holders of Common Stock other than a normal cash dividend, changes in the outstanding Common Stock by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations and similar events.

Stock Options

The 2007 Equity Ownership Plan authorizes awards of stock options to non-employee directors and eligible officers and employees from time to time as determined by the Committee. Subject to the limits of the 2007 Equity Ownership Plan, the Committee may grant options for such number of shares and having such terms as the Committee designates.

Under the terms of the plan, the Committee may grant options in the form of either an incentive stock option within the meaning of Internal Revenue Code ("Code") Section 422; or a nonstatutory stock option, which are those options that do not constitute incentive stock options within the meaning of Code Section 422. To the extent the Committee elects to grant incentive stock options under the Plan, these options shall be subject to the limitations under Section 422 of the Code including, without limitation, the applicable time limitations. Options shall vest and be exercisable in the time-frame determined by the Committee, which shall be set forth in the Award agreement and generally shall have a minimum three-year graded vesting period. No option shall be exercisable after ten years from the date such option is granted.

The option price determined by the Committee shall not be less than the fair market value on the date the option is granted. Once determined by the Committee, no price of any option shall be decreased unless that change is authorized by a majority vote of the Company's shareholders.

Under the Plan, to the extent permitted under applicable law and the relevant option award agreement, the exercise price of an option shall be paid in full at the time of exercise at the election of the participant (i) in cash, (ii) in shares of Common Stock, (iii) in any combination of the foregoing, or (iv) any other legal consideration that the Committee may deem appropriate. The Committee may limit the extent to which shares of Common Stock may be used in exercising Options. No share shall be issued or transferred until full payment has been received.

Unless an option award agreement provides otherwise: (i) an option will terminate and may no longer be exercised 90 days after an officer or employee ceases to be employed for any reason other than cause, total disability, death or retirement; (ii) in the event an officer or employee ceases employment for cause, all outstanding options at the time of such officer's or employee's termination of employment will terminate; (iii) in the event an officer or employee ceases employment due to total disability, death or retirement, all outstanding options at the time of such officer's or employee's termination of employment will vest and will be exercisable during the remaining term of the option; (iv) if a non-employee director's service terminates, outstanding options will vest immediately and remain exercisable for the remaining term of the option.

Under no circumstances will any option be exercisable after it has terminated or expired.

Restricted Share Awards

Subject to the limits of the 2007 Equity Ownership Plan, the Committee may grant restricted shares for such number and having such terms as the Committee designates.

The Committee shall determine the nature and extent of the restrictions on grants of restricted shares, the duration of such restrictions, and any circumstances under which restricted shares will be forfeited. However, holders of restricted shares shall be entitled to any voting rights relative to the restricted shares. Dividends paid with respect to the restricted shares shall be subject to any restrictions on transfer, forfeitability provisions or reinvestment requirements (including, without limitation, the reinvestment of such dividends in the form of equity awards) as the Committee may, in its discretion, determine.

Equity Awards

Subject to the limits of the 2007 Equity Ownership Plan, the Committee may grant an award of a unit whose value is related to the value of shares of the Company's Common Stock but does not represent actual shares of Common Stock ("Equity Awards"). Equity Awards shall be allocated to a participant's Equity Award account subject to such restriction, terms and conditions as the Committee, in its discretion, may determine.

All Equity Awards granted to a participant shall mature and be distributed at such time as earned, vested and no longer subject to a timely and binding deferral election. All Equity Awards are payable in cash. In the discretion of the Committee, an Equity Award may provide for (i) the payment of an amount equal to cash dividends and stock dividends paid by the Company upon one share of Common Stock for each share of Common Stock subject to each Equity Award, or (ii) the deemed reinvestment of such dividend equivalents in the form of additional Equity Awards credited to the participant.

In the discretion of the Committee, the Committee may award a participant Equity Awards in the form of Restricted Share Units, which shall be subject to such terms, restrictions on transfer and such forfeiture conditions as the Committee deems appropriate.

Performance Awards

The 2007 Equity Ownership Plan permits the Committee to award performance awards in the form of (i) performance shares or units valued by reference to shares of Common Stock or (ii) performance units, which are units valued by reference to financial measures or property other than Common Stock, all of which shall be subject to such terms and conditions and other restrictions as assigned by the Committee. At the time of grant, the Committee shall establish the terms and conditions applicable to these awards. Awards may be paid out in cash, Common Stock, restricted shares, other property or a combination thereof. Recipients of performance awards are not required to provide consideration other than the rendering of service.

Under the terms of the 2007 Equity Ownership Plan, the Committee shall establish a time period, generally not less than one year, over which performance will be measured (the "Performance Period") and the performance goals used by the Committee to evaluate performance during a Performance Period. Payments under, or vesting of, performance awards under the 2007 Equity Ownership Plan are subject to the satisfaction of such performance goals as established by the Committee. As determined by the Committee, achievement of the performance goals may be measured (i) individually, alternatively or in any combination, (ii) with respect to Company, a subsidiary, division, business unit, product line, product, or any combination of the foregoing, or (iii) on an absolute basis, or relative to a target, to a designated comparison group, to results in other periods, to an index, or to other external measures. In determining whether a performance goal is met, the Committee may exclude the impact of any event or occurrence which the Committee determines should appropriately be excluded, such as a restructuring or other nonrecurring charge, an event either not directly related to the operations of Company or not within the reasonable control of Company's management, or a change in accounting standards required by U.S. generally accepted accounting principles. For an Award that is subject to performance goals and that is intended to qualify as "performance-based compensation'' under Code Section 162(m), the Plan sets forth additional provisions that shall apply.

Unless the Committee provides otherwise, if an officer or employee terminates employment for any other reason prior to the end of a Performance Period for an award, he shall not be entitled to any payment under the award.

Other Stock-Based Awards

The Committee may make other stock-based awards ("Other Awards") as it deems appropriate. The terms and conditions of any Other Award shall be set forth in the applicable Award agreement or otherwise by the Committee. The circumstances (including any applicable performance measures) under which, and the number, if any, of shares of Common Stock or the amount of cash that shall then become payable to the holder of the Other Award shall be set forth in the applicable agreement or otherwise. The Committee shall in its discretion determine the timing of payment of the award. The Committee may grant an award that confers upon the participant a right to receive cash, Common Stock, Other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Common Stock.

Transferability

Generally, no award under the 2007 Equity Ownership Plan shall be transferable other than by will or the laws of descent and distribution. Any option shall be exercisable (i) during the lifetime of the grantee, only by the grantee or, to the extent permitted by the Code, by an appointed guardian or legal representative of the grantee, and (ii) after death of the grantee, only by the grantee's legal representative or by the person who acquired the right to exercise such option by bequest or inheritance or by beneficiary designation.

Amendment

The Committee can amend the Plan in whole or in part at any time, including the adoption of amendments deemed necessary or desirable to qualify the awards under the laws of various states and under rules and regulations promulgated by the Securities and Exchange Commission with respect to officers and directors who are subject to the provisions of Section 16 of the 1934 Act, to comply with any applicable provisions of the Code, including Code Section 162(m), or to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any award granted under the Plan, without the approval of Company's shareholders.

However, the Committee cannot take any action without the approval of Company's shareholders that would cause the Plan to no longer comply with any regulatory requirements, materially increase benefits accruing to participants, materially increase the number of securities that may be issued under the Plan, or materially modify the requirements for participation in the Plan. In addition, if exemption from Code Section 162(m) deduction limits is to be continued, any such amendment shall be made with Board and shareholder approval, if necessary to comply with the requirements for the qualified performance-based compensation exception under Code Section 162(m).

No amendment or termination or modification of the Plan shall in any manner adversely affect any award previously granted without the consent of the participant, except to the extent required to comply with Code Section 409A, except that prior to a change in control, the Committee may amend or modify the plan in a manner that does adversely affect awards previously granted upon a finding by the Committee that the amendment or modification is in the best interest of holders of outstanding awards affected by the amendment or modification.

Change in Control

In the event of a Change in Control (as hereinafter described), the following shall occur:

  with respect to restricted shares or Other Awards subject to restrictions and issued under the Plan, all restrictions shall lapse effective as of the date of the Change in Control;
  with respect to performance awards held during a performance period in which a Change of Control occurs, a participant shall earn the number of performance shares or performance units which the participant would have earned if target performance under the Award was obtained; and
  all outstanding options that are not exercisable shall become exercisable effective as of the date of a Change in Control. In addition, if a participant's employment or service is terminated within 24 months following the effective date of a Change in Control, to the extent that any option was exercisable at the time of the participant's termination, such option may be exercised within the remaining terms of the option.

Federal Income Tax Effects

The federal income tax consequences applicable to the Company and grantees in connection with awards under the 2007 Equity Ownership Plan are complex and depend, in large part, on the surrounding facts and circumstances. Under current federal income tax laws, a participant will generally recognize income, and the Company will be entitled to a deduction, with respect to grants of performance awards, options, restricted stock, Equity Awards, performance awards, and other stock-based awards as follows:

  Payments in Respect of Performance Awards. Any cash and/or the fair market value of any Common Stock received as payments in respect of performance awards under the Plan will constitute ordinary income to the officer or employee in the year in which paid, and the Company will be entitled to a deduction in the same amount.
  Incentive Stock Options. The grant of an Incentive Stock Option will not result in any immediate tax consequences to the Company or the optionee. An optionee will not realize taxable income, and the Company will not be entitled to any deduction, upon the timely exercise of an Incentive Stock Option, but the excess of the fair market value of the Common Stock acquired over the exercise price will be an item of tax preference for purposes of the alternative minimum tax. If the optionee does not dispose of the Common Stock acquired within one year after its receipt (or within two years after the date the option was granted), the gain or loss realized on the subsequent disposition of the Common Stock will be treated as long-term capital gain or loss and the Company will not be entitled to any deduction. If the optionee disposes of the Common Stock acquired less than one year after its receipt (or within two years after the option was granted), the optionee will realize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the Common Stock acquired on the date of exercise over the exercise price, or (ii) if the disposition is a taxable sale or exchange, the amount of any gain realized. Upon such a disqualifying disposition, the Company will be entitled to a deduction in the same amount and at the same time as the optionee realizes such ordinary income. Any amount realized by the optionee in excess of the fair market value of the Common Stock on the date of exercise will be taxed to the optionee as capital gain.
  Nonqualified Stock Options. The grant of a Nonqualified Stock Option will not result in any immediate tax consequences to the Company or the optionee. Upon the exercise of a Nonqualified Stock Option, the optionee will generally realize ordinary income equal to the excess of the fair market value of the Common Stock acquired over the exercise price. The Company will be entitled to a deduction at the same time as, and in an amount equal to, the income realized by the optionee.
  Restricted Stock. A grantee generally will not realize taxable income upon an award of restricted stock. However, a grantee who receives restricted stock, either as a grant or in payment of a performance award, will realize as ordinary income at the time of the lapse of the restrictions an amount equal to the fair market value of the Common Stock at the time of such lapse. Alternatively, a grantee may elect to realize ordinary income on the date of receipt of the restricted Common Stock. At the time the grantee realizes ordinary income, the Company will be entitled to deduct the same amount as the ordinary income realized by the grantee.
  Internal Revenue Code Section 162(m). Under Section 162(m) of the Internal Revenue Code, the allowable federal income tax deduction by the Company for compensation paid to certain of its executive officers is limited to $1 million per year per officer. "Qualified performance-based compensation" is generally excluded from this deduction limit. Payments or grants (excluding grants of restricted stock that vest solely upon the passage of time or pure equity grants or stock bonuses) under the Plan are intended to qualify as performance- based compensation under Section 162(m) and the applicable regulations, which require the Plan to be approved by Shareholders.
  Code Section 409A. To the extent that any award under the Plan is or may be considered to involve a nonqualified deferred compensation plan or deferral subject to Code Section 409A, the terms and administration of such award shall comply with the provisions of such section, applicable IRS guidance and good faith reasonable interpretations thereof and, to the extent necessary, such award shall be modified, replaced, or terminated in the discretion of the Committee.

Director Grants

In addition to option awards already discussed, the 2007 Equity Ownership Plan authorizes other awards to non-employee directors. The Company currently expects that any future awards issued under the Plan to non-employee directors will be made on terms generally consistent with past practice in amounts determined by a fixed formula to be established by the Board of Directors.

Burn Rate and New Plan Benefits

The Company's average annual burn rate, which is the total number of equity awards granted in a given year divided by the number of common shares outstanding, for 2003 through 2005 is 0.88%. As described above, the selection of officers, employees and non-employee directors who will receive awards under the 2007 Equity Ownership Plan, if it is approved by the shareholders, and the size and types of awards will be determined by the Committee, in its discretion. No awards have been made under the 2007 Equity Ownership Plan, and the amount of any future awards under the 2007 Equity Ownership Plan is not yet determinable; therefore, it is not possible to predict the benefits or amounts that will be received by, or allocated to, particular individuals or groups of employees in 2007.

ITEM 4 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTANTS FOR THE FISCAL YEAR ENDING 2006

The Audit Committee annually reviews the qualifications, performance and independence of the Company's independent auditors in accordance with regulatory requirements and guidelines and evaluates whether to change the Company's independent auditors.

Based on this review, the Audit Committee has appointed Deloitte & Touche as independent auditors to conduct the Company's annual audit for 2006. Deloitte & Touche has served as the Company's independent auditors since 2001. Although shareholder approval is not required for the appointment of Deloitte & Touche, the Board and the Audit Committee have determined that it would be desirable as a good corporate governance practice to request the shareholders to ratify the selection of Deloitte & Touche as our independent auditors. Ratification requires the affirmative vote of a majority of the shares entitled to vote on, and voted for or against, the matter, represented in person or by proxy at the Annual Meeting. If the shareholders do not ratify the appointment, the Audit Committee may reconsider the appointment. However, even if appointment is ratified, the Audit Committee, in its discretion, may select different independent auditors if it subsequently determines that such a change would be in the best interest of the Company and its shareholders.

Representatives of Deloitte & Touche will be present at the Annual Meeting and will have an opportunity to make a statement if they wish. They will be available to respond to questions from shareholders at the meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP.

ITEM 5 - SHAREHOLDER PROPOSAL REGARDING MAJORITY ELECTION OF DIRECTORS

The Company has been advised that the Sheet Metal Workers' National Pension Fund, 601 N. Fairfax Street, Suite 500, Alexandria VA, 22314, the holder of 6,650 shares of the Company's common stock, proposes to submit the following resolution to the 2006 Annual Meeting of Shareholders.

Resolved: That the shareholders of Entergy ("Company") hereby request that the Board of Directors initiate the appropriate process to amend the Company's governance documents (certificate of incorporation or bylaws) to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders.

Supporting Statement: Our Company is incorporated in Delaware. Among other issues, Delaware corporate law addresses the issue of the level of voting support necessary for a specific action, such as the election of corporate directors. Delaware law provides that a company's certificate of incorporation or bylaws may specify the number of votes that shall be necessary for the transaction of any business, including the election of directors. (DGCL, Title 8, Chapter 1, Subchapter VII, Section 216). Further, the law provides that if the level of voting support necessary for a specific action is not specified in the certificate of incorporation or bylaws of the corporation, directors "shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors."

Our Company presently uses the plurality vote standard for the election of directors. We feel that it is appropriate and timely for the Board to initiate a change in the Company's director election vote standard. Specifically, this shareholder proposal urges that the Board of Directors initiate a change to the director election vote standard to provide that in director elections a majority vote standard will be used in lieu of the Company's current plurality vote standard. Specifically, the new standard should provide that nominees for the board of directors must receive a majority of the vote cast in order to be elected or re-elected to the Board.

Under the Company's current plurality vote standard, a director nominee in a director election can be elected or re-elected with as little as a single affirmative vote, even while a substantial majority of the votes cast are "withheld" from that director nominee. So even if 99.99% of the shares "withhold" authority to vote for a candidate or all the candidates, a 0.01% "for" vote results in the candidate's election or re-election to the board. The proposed majority vote standard would require that a director receive a majority of the vote cast in order to be elected to the Board.

It is our contention that the proposed majority vote standard for corporate board elections is a fair standard that will strengthen the Company's governance and the Board. Our proposal is not intended to limit the judgment of the Board in crafting the requested governance change. For instance, the Board should address the status of incumbent directors who fail to receive a majority vote when standing for re-election under a majority vote standard or whether a plurality director election standard is appropriate in contested elections.

We urge your support of this important director election reform.

MANAGEMENT STATEMENT IN OPPOSITION TO SHAREHOLDER PROPOSAL

This proposal requests that the Company initiate the appropriate processes to amend the Company's governance documents (certificate of incorporation or bylaws) to provide that directors be elected by the affirmative vote of the majority of votes cast an annual meeting of shareholders. As noted in the proposal, the Company currently uses a plurality voting standard in director elections. Under a plurality voting system, the nominees for the Board of Directors who receive the most affirmative votes are elected to serve as directors. At present, the substantial majority of large public companies in the United States of America use a plurality voting standard in connection with the election of directors.

The Board of Directors has carefully considered the proposal, including the proponent's assertion that the proposed majority vote standard would not only strengthen the Company's governance but also represents a fair standard for corporate board elections.

Although the Board is sensitive to the concerns underlying the shareholder's proposal, the Board believes that the amendment of the Company's governance documents at this time could result in ambiguity and uncertainty in the conduct of elections to the Board. Among other things, the shareholder's proposal does not adequately address what would occur under the provisions of Delaware corporation law if a nominee fails to receive the requisite vote under a majority vote standard. In addition, the majority vote standard proposed by the shareholder also could have other unintended consequences. For example, if it resulted in a failure to elect a candidate nominated to serve as the "financial expert" on the Audit Committee, the Company could find itself in violation of its New York Stock Exchange Stock Exchange listing requirements relating to the independence and financial literacy of directors.

In January 2006, the Board of Directors adopted an amendment to the Company's Corporate Governance Guidelines intended to address many of the concerns relating to the use of a plurality vote standard in director elections. Based on the adoption of this amendment, which the Board believes addresses a number of the proponent's concerns, the Board of Directors recommends a vote against the shareholder proposal.

The amendment to the Corporate Governance Guidelines provides as follows:

  In an uncontested election of director, any nominee who receives a greater number of votes "withheld" from his or her election than votes "for" his or her election will, within five days following the certification of the shareholder vote, tender his or her written resignation to the Chairman of the Board for consideration by the Corporate Governance Committee.
  The Corporate Governance Committee will then consider such tendered resignation and, within 45 days following the date of the shareholders' meeting at which the election occurred, make a recommendation to the Board concerning the acceptance or rejection of such resignation.
  In determining its recommendation to the Board, the Corporate Governance Committee will consider all factors deemed relevant by the members of the Corporate governance Committee including, without limitation, the stated reason or reasons why shareholders who cast "withhold" votes for the director did so, the qualifications of the director (including, among other things, whether the director serves on the audit committee of the Board as an "audit committee financial expert" and whether there are one or more other directors qualified, eligible and available to serve on the audit committee in such capacity), and whether the director's resignation from the Board would be in the best interests of the Company and its shareholders. The Committee also will consider a range of possible alternatives concerning the director's tendered resignation as the members of the Committee deem appropriate, including, without limitation, acceptance of the resignation, rejection of the resignation, or rejection of the resignation coupled with a commitment to seek to address and cure the underlying reasons reasonably believed by the Committee to have substantially resulted in the "withhold" votes.
  The Board will take formal action on the Committee's recommendation no later than 75 days following the date of the shareholders' meeting at which the election occurred. In considering the Committee's recommendation, the Board will consider the information, factors and alternatives considered by the Committee and such additional information, factors and alternatives as the Board deems relevant.
  Following the Board's decision on the Committee's recommendation, the Company, within four business days after such decision is made, will publicly disclose, in a Form 8-K filed with the Securities and Exchange Commission, the Board's decision, together with an explanation of the process by which the decision was made and, if applicable, the Board's reason or reasons for rejecting the tendered resignation.

Although, the Board believes that the amendments to the Company's Corporate Governance Guidelines address a number of the concerns expressed regarding the plurality vote system, it intends to continue to evaluate the issue of majority voting as part of its ongoing review of corporate governance practices and in light of any future changes in corporate law.

FOR THE REASONS DESCRIBED ABOVE, THE BOARD RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

SHAREHOLDER PROPOSALS FOR 2007 MEETING

For a shareholder proposal to be included in the proxy statement for our next annual meeting, the proposal must be received by the Corporation at its principal offices no later than November 24, 2006. Also, under our By-laws, shareholders must give advance notice of nominations for director or other business to be addressed at the meeting not later than the close of business on March 13, 2007 and not earlier than February 21, 2007.

By order of the Board of Directors,

/s/ Robert v.d. Luft

Robert v.d. Luft
Chairman of the Board
Dated: March 24, 2006

The Board

ANNEX A

ENTERGY CORPORATION AUDIT COMMITTEE CHARTER

Purpose

The Audit Committee is appointed by the Board of Directors and assists the Board in oversight of (1) the integrity of the financial statements, (2) compliance with legal and regulatory requirements, (3) the system of internal controls, (4) the independent auditor's qualifications and independence, and (5) the performance of the internal audit function and independent auditors. The Committee reports to the Board on a quarterly or as-needed basis.

The Audit Committee shall prepare the report, required by Securities and Exchange Commission (SEC) rules, to be included in Entergy's annual Proxy Statement.

Organization

Membership will consist of four or more directors and will comply with the New York Stock Exchange and SEC independence and experience requirements. At least one Audit Committee member shall be an "audit committee financial expert" as defined by the SEC. Committee members shall not simultaneously serve on the Audit Committees of more than two other public companies. The Board shall appoint the Audit Committee Chairman, who generally shall serve at least two years. Meetings shall be held at least four times per year. The Committee shall meet periodically with management, the internal auditors and the independent auditor, in separate executive sessions. Additionally, the internal auditors and the independent auditor may meet with the Committee without restriction.

Authority

General: The Committee has unrestricted authority to investigate any Entergy or subsidiary activity. The Committee may request assistance from the independent auditors, internal auditors, management, and others with special competence. It also has the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting, or other advisors. Entergy shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review, or attest services to any advisors employed by the Committee, and ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Financial Reporting: Recommend to the Board whether the audited financial statements should be included in Entergy's Form 10-K.

Compliance: Advise the Board with respect to policies and procedures regarding compliance with applicable laws and regulations and with Entergy's Code of Conduct for management and employees.

Independent Auditor: The independent auditor reports directly to the Audit Committee and the Committee has sole authority to appoint or replace the independent auditor. The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services. The Committee shall pre-approve all auditing services and permitted non-audit services to be performed for Entergy by its independent auditor. The Committee shall adopt policies that help assure the independent auditor's independence, including policies for Entergy's hiring of the independent auditor's employees or former employees.

Internal Audit: The Committee shall review and approve the Internal Audit Charter and the appointment or dismissal of the Vice President, Risk Management & General Auditor or person performing a similar function.

Responsibility

Financial Reporting:

  Discuss the annual audited financial statements and quarterly unaudited financial statements with management and the independent auditor, including Entergy's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."
  Discuss with management, the independent auditor, and internal auditors significant financial reporting issues and judgments made in connection with the preparation of Entergy's financial statements, including critical accounting policies and estimates, off-balance sheet structures, significant changes in the selection or application of accounting principles, significant transactions, the impact of proposed accounting rules or other regulatory actions, any major issues as to the adequacy of Entergy's system of accounting and financial controls, and any special steps adopted in light of material control deficiencies.
  Discuss with management Entergy's earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information disclosed and presentations made). The Audit Committee need not discuss in advance each earnings release or each instance in which Entergy may provide earnings guidance.
  Review SEC-required disclosures made by Entergy's certifying Officers in conjunction with their reviews of the Form 10-K and Form 10-Q.

Business Risks:

  Discuss with management Entergy's major risk exposures and the steps management has taken to monitor and control such exposures, including risk assessment and risk management policies.
  Discuss with management, the independent auditor, and internal auditors, Entergy's conformity with applicable legal and regulatory requirements and its Code of Conduct for management and employees. At least annually, review management reports regarding compliance with the Entergy Code of Conduct for management and employees and material legal and regulatory matters.
  Establish procedures for the receipt, retention, and treatment of complaints received by Entergy regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Independent Auditor:

  Review and discuss the independent auditor's annual audit plan including its risk assessment, approach, focus, and resources.
  Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards (SAS) No. 61, as amended by SAS 89 and SAS 90, and as the same may be further modified or supplemented, relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of the activities or access to requested information, any significant disagreements with management, and any significant issues discussed with the independent auditor's national office.
  Periodically, and at least in conjunction with the annual audit of Entergy's financial statements, receive reports from the independent auditor on:

    All critical accounting policies and practices to be used
    All material alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.
    Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

  Review and discuss the independent auditor's report on management's internal control report required by section 404 of the Sarbanes-Oxley Act and SEC rules.
  Review and discuss with the independent auditor the responsibilities, budget, and staffing of the internal audit function.
  Obtain and review a report from the independent auditor at least annually regarding:

    The independent auditor's internal quality control procedures;
    Any material issues raised by the most recent internal quality control review or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm;
    Any steps taken to deal with any such issues; and
    All relationships between the independent auditor and Entergy.

  Annually, evaluate the qualifications, performance and independence of the independent auditor, including the audit team lead partner, taking into account the opinions of management and internal auditors, and report the Committee's conclusions to the Board.
  Take steps as required in connection with the rotation of the audit team lead partner, the reviewing partner, and any other audit partner, as required by the Sarbanes-Oxley Act and SEC rules.

Internal Audit:

  Review the adequacy of Entergy's system of internal controls by reviewing audit results with the internal auditors and obtaining auditors' opinions on the adequacy of internal controls.
  Ensure internal audit's adequate performance through review of the risk assessment process, annual audit plan, budget, staffing, and audit results.

Committee Effectiveness and Scope:

  The Committee shall assess its performance and Charter annually.
  While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that Entergy's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.
  In carrying out their oversight responsibilities, the Audit Committee and the Board will necessarily rely on the expertise, knowledge, and integrity of Entergy's management, and internal and independent auditors.

Consistent with New York Stock Exchange listing requirements, this Charter will be included on Entergy's website and will be made available in print upon a request sent to Entergy's Secretary. Entergy's Annual Report on Form 10-K filed with the SEC will state that this Charter is available on Entergy's website and that it will also be available in print upon a request sent to Entergy's Secretary.

Approved this 30th day of January 2004 by the Board of Directors, Entergy Corporation.

ANNEX B

2007 EQUITY OWNERSHIP AND LONG TERM CASH INCENTIVE PLAN
OF
ENTERGY CORPORATION AND SUBSIDIARIES
(Effective for Grants and Elections On or After January 1, 2007)

ARTICLE I

PURPOSE

The purposes of this 2007 Equity Ownership and Long Term Cash Incentive Plan of Entergy Corporation and Subsidiaries are to promote the interests of Entergy (as defined in Section 2.12) and its shareholders by (i) attracting and retaining executive personnel and other key employees and directors of outstanding ability; (ii) motivating executive personnel and other key employees and directors by means of performance-related incentives, to achieve longer-range performance goals; and (iii) enabling such individuals to participate in the long-term growth and financial success of Entergy.

ARTICLE II

DEFINITIONS

The following words and phrases shall have the respective meanings under the Plan as hereinafter set forth unless the context clearly requires a different meaning:

2.1

"Award" shall mean the beneficial interest in or right to any Option, Restricted Share, Equity Award, Other Stock-Based Award or Performance Award granted from time to time under the Plan by the Committee, subject to such restrictions, terms and conditions as the Committee may determine.

2.2	"Board" shall mean the Board of Directors of Entergy.

2.3

"Cause" shall mean (a) the continued failure of a Participant to perform substantially all of his or her duties (other than any such failure resulting from incapacity due to physical or mental illness); (b) the willful engaging by a Participant in gross misconduct that is materially and demonstrably injurious to Entergy; or (c) the conviction of, or plea of guilty or nolo contendere to, a felony or other crime which has or may have a material adverse affect on a Participant's ability to carry out the Participant's duties or upon the reputation of any System Company.

2.4	"Change in Control" shall mean:

(a)

the purchase or other acquisition by any person, entity or group of persons, acting in concert within the meaning of Sections 13(d) or 14(d) of the Securities Exchange Act of 1934 ("Act"), or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 25 percent or more of either the shares of common stock outstanding immediately following such acquisition or the combined voting power of Entergy Corporation's voting securities entitled to vote generally and outstanding immediately following such acquisition, other than any such purchase or acquisition in connection with a Non-CIC Merger (defined in subsection (b) below);

(b)

the consummation of a merger or consolidation of Entergy Corporation, or any direct or indirect subsidiary of Entergy Corporation with any other corporation, other than a Non-CIC Merger, which shall mean a merger or consolidation immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board, or the board of directors of the entity surviving such merger or consolidation, or the board of directors of any parent thereof;

(c)

the stockholders of Entergy Corporation approve a plan of complete liquidation or dissolution of Entergy Corporation or there is consummated an agreement for the sale or disposition by Entergy Corporation of all or substantially all of Entergy Corporation's assets; or

(d)

any change in the composition of the Board such that individuals who on the Effective Date constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of Entergy Corporation) whose appointment or election by the Board or nomination for election by Entergy Corporation's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on such Effective Date or whose appointment, election or nomination for election was previously so approved or recommended, cease for any reason to constitute at least a majority thereof.

Provided, however, that no Change in Control shall be deemed to occur solely by virtue of (i) the insolvency or bankruptcy of Entergy Corporation; or (ii) the transfer of assets of Entergy Corporation to an affiliate of Entergy Corporation, provided such affiliate assumes the obligations of the Plan and agrees to continue uninterrupted the rights of the Participants under the Plan; or (iii) the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of Entergy Corporation immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of Entergy Corporation immediately following such transaction or series of transactions.

2.5	"Change in Control Period" shall mean the period commencing ninety (90) days prior to and ending twenty-four (24) calendar months following a Change in Control.

2.6

"Code" shall mean the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendment or successor provisions to such section and any regulation under such section.

2.7

"Committee" shall mean the duly designated Personnel Committee of the Board, comprised solely of two or more outside directors of the Board who are non-employee directors under Rule 16b-3 promulgated under the Exchange Act, and successor rules and, with respect to Covered Participants, outside directors under Code Section 162(m). With respect to Awards granted to Outside Directors, the term "Committee" shall mean the Board.

2.8

"Common Stock" shall mean any authorized share of ownership of Entergy represented by a common stock certificate, with par value of $0.01 per share, or any other appropriate instrument evidencing same.

2.9	"Covered Participant" shall mean a Participant who is a "covered employee" as defined in Code Section 162(m)(3), or who the Committee believes will be such a covered employee for a Plan Year.

2.10	"Effective Date" shall mean the effective date of this Plan, as described in Section 3.1.

2.11

"Employer" shall, except as otherwise determined by the Committee, mean, with respect to a given Participant and a given Award, the System Company for whom such Participant is employed at the time an Award is granted under this Plan.

2.12	"Entergy" shall mean Entergy Corporation, a Delaware corporation, and any successor of such corporation as a result of any reorganization or merger.

2.13	"Equity Award" shall mean an Award of a unit whose value is related to the value of shares of Common Stock but does not represent actual shares of Common Stock at the time such an Award is granted.

2.14	"Equity Award Account" shall mean the record of Equity Awards granted to a Participant under the Plan solely for accounting purposes, and shall not require a segregation of any Entergy System assets.

2.15	"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and interpretive rulings and regulations.

2.16

"Fair Market Value" shall mean, as of any date with respect to a share of Common Stock, the closing price at which the Common Stock shall have been sold on the applicable date as reported on the New York Stock Exchange Composite Transactions Report for that date, or on the preceding trading date if that date was not a trading date. The Committee may designate a different time or method of determining the Fair Market Value, if appropriate, because of changes in the hours and methods of trading on the New York Stock Exchange. If the Common Stock ceases to be listed on the New York Stock Exchange, the Committee shall designate an alternative exchange, stock market or method of determining the Fair Market Value of the Common Stock.

2.17

"Grant Date" shall mean the date specified by the Committee on which a grant of an Award shall become effective, which date shall not be earlier than the date on which the Committee acts with respect to such grant.

2.18

"Operating Cash Flow" shall mean the amount of operating cash flow for any given Performance Period, as determined by the Committee based on Entergy Corporation's financial statements and in accordance with generally accepted accounting principles.

2.19	"Options" shall mean incentive stock options or nonstatutory stock options, or both, all as described in Article VI of the Plan.

2.20	"Option Price" shall mean, with respect to each share of Common Stock subject to an Option, the price fixed by the Committee at which the share may be purchased pursuant to the exercise of the Option.

2.21

"Other Stock-Based Award" shall mean an Award other than an Option, Restricted Share, or Equity Award, granted from time to time under the Plan by the Committee subject to such restrictions, terms and conditions as the Committee may determine and denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock.

2.22	"Outside Director" shall mean a member of the Board who is not an employee of a System Company.

2.23	"Participant" shall mean a person who is selected for an Award under this Plan, in accordance with Article V.

2.24	"Performance Goals" shall mean the goals for a Performance Period as established by the Committee and against which performance will be measured.

2.25	"Performance Period" shall mean the period designated by the Committee during which Performance Goals must be attained and generally shall not be less than one year in duration.

2.26	"Performance Award" shall mean an Award awarded subject to attainment of Performance Goals during the applicable Performance Period, as more fully described in Article IX.

2.27	"Plan" shall mean this 2007 Equity Ownership and Long Term Cash Incentive Plan of Entergy Corporation and Subsidiaries, as from time to time amended.

2.28	"Potential Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(a)	Entergy Corporation or any affiliate or subsidiary company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; or
(b)	the Board adopts a resolution to the effect that, for purposes of this Plan, a Potential Change in Control has occurred; or
(c)	any System Company or any person or entity publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control; or
(d)

any person or entity becomes the beneficial owner (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended from time to time), either directly or indirectly, of securities of Entergy Corporation representing 20% or more of either the then outstanding shares of common stock of Entergy Corporation or the combined voting power of Entergy Corporation's then outstanding securities (not including in the calculation of the securities beneficially owned by such person or entity any securities acquired directly from Entergy Corporation or its affiliates).

2.29

"Restriction Period" shall meant the period designated by the Committee during which Restricted Shares or Restricted Share Units shall be subject to a substantial risk of forfeiture and may not be sold, exchanged, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of, except as otherwise provided in the Plan and as the Committee may determine.

2.30

"Restricted Shares" shall mean shares of Common Stock of Entergy Corporation which are awarded subject to restrictions on the holder's right to sell, transfer, pledge or assign such shares and with such other restrictions as the Committee may determine, all as described in Article VII of the Plan.

2.31

"Restricted Share Units" shall mean an Equity Award that is subject to such restrictions on transfer and such forfeiture conditions as the Committee deems appropriate, all as described in Article VIII of the Plan.

2.32

"Retirement" shall mean retirement directly from the service of a System Company in accordance with the terms of the Entergy Corporation sponsored qualified defined benefit pension plan in which the Participant participates and where the Participant immediately thereafter commences retirement income benefits under such plan.

2.33	"System" shall mean Entergy Corporation and all System Companies and, except in determining whether a Change in Control has occurred, shall include any successor thereto.

2.34

"System Company" shall mean Entergy Corporation and any corporation 80% or more of whose stock (based on voting power) or value is owned, directly or indirectly, by Entergy Corporation and any partnership or trade or business which is 80% or more controlled, directly or indirectly, by Entergy Corporation, and, except in determining whether a Change in Control has occurred, shall include any successor thereto.

2.35

"Total Disability" and "Totally Disabled'' shall have such meaning as defined under the Entergy Corporation sponsored group insurance plan covering total disability, and determinations of Total Disability shall be made by the insurance company providing such coverage on the date on which the Participant, whether or not eligible for benefits under such insurance plan, becomes Totally Disabled. However, in the absence of such insurance plan or in the event the individual is an Outside Director, the Committee shall make such determination.

ARTICLE III

EFFECTIVE DATE AND SCOPE

3.1

Effective Date and Duration. The Plan shall become effective as of January 1, 2007, subject to the approval of Entergy shareholders at Entergy's 2006 annual meeting of shareholders and receipt of any necessary governmental approvals. The Plan shall terminate on the 10th anniversary of the Effective Date. The Plan shall only govern Awards made on or after its Effective Date.

3.2

Scope of Awards. Awards under this Plan may be granted in the following forms:
(a) Options, all as described in Article VI;
(b) Restricted Shares, as provided in Article VII;
(c) Equity Awards and related benefits, including Performance Unit Awards and Restricted
Unit Awards, all as described in Article VIII;
(d) Performance Awards, as provided in Article IX; and
(e) Other Stock-Based Awards, as provided in Article X.

3.3

Stock Subject to Plan. The stock to be issued, transferred or sold under the Plan shall be Common Stock. Subject to Section 12.1, the maximum aggregate of 7 million shares of Common Stock shall be available for delivery pursuant to Awards of Options, Restricted Shares, Equity Awards or Other Stock-Based Awards granted from time to time under the Plan, of which no more than 2 million shares shall be granted as other than Options or stock appreciation rights. Any Award, or portion thereof, which is settled in cash shall not be applied against the maximum allocation of shares. Shares of Common Stock delivered under this Plan shall be authorized but unissued shares or open market shares of Entergy. Shares of Common Stock covered by Awards which are not earned, or which are forfeited or terminated for any reason, and Options which expire unexercised or which are exchanged for other Awards, shall again be available for subsequent Awards under the Plan. Shares received in connection with the exercise of Options by delivery of other shares of Common Stock, and shares related to that portion of an Award utilized for the payment of withholding taxes shall not again be available for Awards under the Plan.

ARTICLE IV

ADMINISTRATION

4.1

Administration of Plan. The Committee shall operate and administer the Plan and shall have the authority to exercise the powers and discretion conferred on it by the Plan, including the right to delegate any function to a specified person or persons. The Committee shall have membership composition which enables (i) Awards to Section 16 Persons to qualify as exempt from liability under Section 16(b) of the Exchange Act and (ii) Awards to Covered Employees to qualify as performance-based compensation as provided under Code Section 162(m).

4.2

Powers of the Committee. The Committee shall administer the Plan in accordance with its terms and shall have all powers, authority, and discretion necessary or proper for such purpose. By way of illustration, the Committee shall have the following powers:

(a)

The Committee shall have the sole and exclusive power and discretion to grant Awards to Participants under the Plan, to select the Participants to receive Awards, to determine the type, size, terms and conditions of the Awards to be made to each Participant selected, to determine the time when Awards to Participants will be granted, and to prescribe the form of the agreements embodying Awards made under the Plan.

(b)

The Committee shall determine all questions arising in the administration of the Plan including, but not limited to, the power and discretion to determine eligibility and participation of any individual.

(c)	The Committee shall make factual determinations, construe and interpret the Plan, including the intent of the Plan and any ambiguous, disputed or doubtful provisions of the Plan.
(d)	The Committee may adopt such rules and regulations as it shall deem desirable or necessary for the administration of the Plan.

Notwithstanding the foregoing, the Plan shall be administered by the Board with respect to any Award granted to an Outside Director.

4.3

Committee Actions. All findings, decisions, or determinations of any type made by the Committee pursuant to the Plan, including factual determinations, any interpretation or construction of the Plan, and the specific conditions and provisions of the Awards granted under the Plan, shall be final and conclusive and shall be binding upon all persons including, without limitation, each Participant, beneficiary, legal representative, and any other interested parties.  To the maximum extent permitted by applicable law, each member of the Committee and the Board shall be indemnified and held harmless by Entergy against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award agreement, and (ii) any and all amounts paid by him or her in settlement thereof, with Entergy's approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give Entergy an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under Entergy's Articles of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that Entergy may have to indemnify them or hold them harmless.

4.4

Delegation of Duties. With the exception of the authority to grant Awards to persons subject to Sections 16(a) and 16(b) of the Exchange Act, to persons who are Covered Participants, or to make other determinations regarding such persons, the Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan.

4.5

Reliance on Reports. The Committee may employ attorneys, consultants, accountants or other persons, and the Committee, Entergy and its officers and directors shall be entitled to rely upon the advice, opinions or evaluations of any such persons.

4.6

Non-Uniform Determinations. The Committee's determinations under the Plan, including without limitation, determinations as to the key employees or outside directors to receive Awards, the terms and provisions of such Awards and the agreement(s) evidencing the same, need not be uniform and may be made by it selectively among the key employees or outside directors who receive or are eligible to receive Awards under the Plan, whether or not such key employees or outside directors are similarly situated.

4.7

Effect of Code Section 409A. The Committee shall determine the manner and the extent to which certain designated Participants may defer the receipt of certain Awards granted under this Plan to such Participants. The terms and conditions of such deferral opportunities shall be set forth in the Participant's Award Agreement. To the extent that any Award under this Plan is or may be considered to involve a nonqualified deferred compensation plan or deferral subject to Section 409A of the Code, the terms and administration of such Award shall comply with the provisions of such Section, applicable IRS guidance and good faith reasonable interpretations thereof and, to the extent necessary, shall be modified, replaced, or terminated in the discretion of the Committee. Notwithstanding any provision of the Plan or any Award Agreement to the contrary, in the event that the Committee determines that any Award may be or become subject to Code Section 409A, Entergy may adopt such amendments to the Plan and the affected Award Agreement (without Participant consent) or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (i) exclude or exempt the Plan and any Award Agreement from the application of Code Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to Award, or (ii) comply with the requirements of Code Section 409A.

4.8

Deferral under the Executive Deferred Compensation Plan. Subject to the terms and conditions, and according to the procedures, of the Executive Deferred Compensation Plan of Entergy Corporation and Subsidiaries or a successor plan or program ("EDCP"), and in accordance with the terms of the applicable Equity Award agreement, Equity Awards otherwise payable to Participants under this Plan may be deferred under the EDCP.

ARTICLE V

ELIGIBILITY AND PARTICIPATION

5.1

Eligibility. Those individuals eligible for Awards under the Plan are (a) Outside Directors and (b) those key employees of a System Company determined to have significant responsibility for the continued growth, development and financial success of the Companies.

5.2

Participation. Subject to the provisions of the Plan, and with the exception of grants to Outside Directors as determined by the Board, the Committee shall from time to time select from such eligible persons those to whom Awards shall be granted and determine the amount of such Award, and such individuals shall become Participants.

ARTICLE VI

STOCK OPTIONS

6.1

General Provisions. Options shall be subject to such terms and conditions, shall be exercisable at such time or times, and shall be evidenced by such form of Award agreement between the Participant and the Employer, as the Committee shall determine; provided, that such determinations are not inconsistent with the other provisions of the Plan, including those set forth in this Article.

6.2

Types of Options. Options may be in the form of either an incentive stock option within the meaning of Code Section 422; or a nonstatutory stock option, which are those options that do not constitute an incentive stock option within the meaning of Code Section 422.

(a)	If the Award agreement evidencing an Option does not contain a specific designation that it is an incentive stock option, it shall be a nonstatutory stock option award.
(b)

To the extent the Committee elects to grant incentive stock options under the Plan, such incentive stock options shall be subject to the limitations under Section 422 of the Code including, without limitation, the applicable time limitations. The aggregate fair market value (determined in each instance on the Date of Grant of an incentive stock option) of the Common Stock with respect to which an incentive stock option is first exercisable by any Participant in any calendar year shall not exceed $100,000 or any other limit prescribed in the Code for the Participant. To the extent such fair market value exceeds $100,000, such Option shall be treated, for federal income tax purposes, as a nonstatutory stock option.

(c)	As provided in Section 3.3 above, the maximum aggregate number of incentive stock options that may be granted under the Plan shall not exceed two million.

6.3

Option Price. The Option Price determined by the Committee shall not be less than the Fair Market Value on the date the Option is granted. Once determined by the Committee, no price of any Option shall be decreased unless that change is authorized by a majority vote of the shareholders of Entergy Corporation.

6.4

Term of Options. Options shall vest and be exercisable in the time-frame determined by the Committee, which shall be set forth in the Award agreement, and generally shall have a minimum three-year graded vesting period. No Option shall be exercisable after ten years from the date such Option is granted.

6.5

Payment of Option Price. The purchase price of the shares as to which an Option is exercised shall be paid in accordance with such terms and conditions and by such means as the Committee shall determine.

6.6

Exercise of Options. The specified number of shares with respect to which an Option is exercised shall, subject to applicable tax withholding, be issued following receipt by Entergy of (i) notice of the exercise of an Option (in accordance with procedures that the Committee shall have specified in the Award agreement or otherwise) delivered to Entergy's Secretary or his or her designee, and (ii) payment, as provided in the Plan, of the Option Price. The Committee may, in its discretion, accelerate the ability to exercise any Option in whole or in part at any time. The Committee may also permit Participants, either on a selective or aggregate basis, simultaneously to exercise Options and sell the shares of Common Stock thereby acquired pursuant to a brokerage or similar arrangement, approved in advance by the Committee, and use the proceeds from such sale as payment of the purchase price of such shares.

6.7

Payment. To the extent permitted under applicable law and the relevant Option Award Agreement, the exercise price of an Option shall be paid to Entergy in full at the time of exercise at the election of the Participant (1) in cash, (2) in shares of Common Stock having a Fair Market Value on the exercise date equal to the aggregate exercise price of the Option and satisfying such other requirements as may be imposed by the Committee, (3) partly in cash and partly in such shares of Common Stock, (4) to the extent permitted by the Committee, through the withholding of shares of Common Stock (which would otherwise be delivered to the Participant) with an aggregate Fair Market Value on the exercise date equal to the aggregate exercise price of the Option, (5) through the delivery of irrevocable instructions to a broker to deliver promptly to Entergy an amount equal to the aggregate exercise price of the Option, or (6) any other legal consideration that the Committee may deem appropriate. The Committee may limit the extent to which shares of Common Stock may be used in exercising Options. No Participant shall have any rights to dividends or other rights of a stockholder with respect to shares of Common Stock subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such shares of Common Stock and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

6.8

Non-Transferability of Options. Options granted under the Plan shall not be transferable other than by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined in the Code, and Options and rights may be exercised during the lifetime of the Participant only by the Participant or by the Participant's guardian or legal representative. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an option, or levy of attachment or similar process upon the Option not specifically permitted herein shall be null and void and without effect.

6.9

Beneficiaries. The Participant may designate one or more beneficiaries who shall be entitled to exercise the Participant's rights hereunder following the death of the Participant. Such designation shall be made on a form supplied by the Committee. In the absence of a valid beneficiary designation, the Participant's rights hereunder shall pass pursuant to the Participant's will or by the laws of descent and distribution.

6.10

Maximum Number of Shares. The total number of shares of Common Stock which any single Participant may be allowed to purchase pursuant to the exercise of Options or stock appreciation rights granted under this Plan shall not exceed 1.75 million shares, subject to adjustment in the same manner as provided in Section 12.1.

6.11	Termination of Service. Unless a Participant's Award Agreement provides otherwise:

(a)

an Option shall terminate and may no longer be exercised 90 days after the Participant ceases to be a System Company employee for any reason other than termination for Cause, Total Disability, death or Retirement;

(b)	all Options shall terminate and may no longer be exercised upon a System Company employee Participant's termination for Cause;
(c)

if a System Company employee's employment is terminated by reason of Total Disability or Retirement, or an Outside Director separates from the Board, all Options held by the Participant will vest and may be exercised within the remaining term of the Option Award; and

(d)

if the Participant dies while in the employ of a System Company or while serving as an Outside Director, the vesting provisions of an Option held by such Participant will vest, and such Option may, within the remaining term of the Option award, be exercised by the legal representative of the Participant's estate, or if it has been distributed as part of the estate, by the person or persons to whom the Participant's rights under the Option shall pass by will or by the applicable laws of descent and distribution.

In no event may an Option be exercised to any extent by anyone after the expiration or termination of the Option.

ARTICLE VII

RESTRICTED SHARE AWARDS

7.1

Grant of Restricted Shares. The Committee may award Restricted Shares to such key employees and Outside Directors whom the Committee determines to be eligible pursuant to the terms of Article V. An Award of Restricted Shares may be subject to restrictions on transfer and forfeitability provisions, all as the Committee may determine. Such Restricted Shares shall be awarded based on such other terms and conditions as the Committee shall from time to time determine subject to the provisions of the Plan; provided, however, the Participant shall be entitled to any voting rights relative to such Restricted Shares during the Restricted Period as defined below.

7.2

Award and Delivery of Restricted Shares. At the time an Award of Restricted Shares is made, the Committee shall establish the Restricted Period applicable to such an Award. Generally the Restricted Period shall not be less than three years from date of grant. Each Award of Restricted Shares may have a different Restricted Period. The Committee may, in its sole discretion, at the time an Award is made, prescribe conditions for the incremental lapse of restrictions during the Restricted Period and for the lapse or termination of restrictions upon the satisfaction of other conditions in addition to or other than the expiration of the Restricted Period with respect to all or any portion of the Restricted Shares.

7.3

Dividends on Restricted Shares. Any and all cash and stock dividends paid with respect to the Restricted Shares shall be subject to any restrictions on transfer, forfeitability provisions or reinvestment requirements (including, without limitation, the reinvestment of such dividends in the form of Equity Awards) as the Committee may, in its discretion, determine.

7.4

Forfeiture. Upon the forfeiture of any Restricted Shares (including any additional Restricted Shares which may result from the reinvestment of cash and stock dividends in accordance with such rules as the Committee may establish pursuant to Section 7.3), such forfeited shares shall be surrendered. The Participant shall have the same rights and privileges, and be subject to the same restrictions, with respect to any additional shares received pursuant to Section 12.1 due to recapitalization, mergers, or the like.

7.5

Expiration of Restricted Period. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee or at such earlier time as provided for in Section 7.2, the restrictions applicable to the Restricted Shares shall lapse and a stock certificate for the number of Restricted Shares with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, except any that may be imposed by law, to the Participant or the Participant's beneficiary or estate, as the case may be.

ARTICLE VIII

EQUITY AWARDS

8.1

Issuance of Equity Awards. An Equity Award may be granted to key employees and Outside Directors pursuant to the terms of Article V. Equity Awards shall be allocated to a Participant's respective Equity Award Account at such time or times, in such amounts, subject to such restrictions and in accordance with such terms and conditions as the Committee, in its discretion, may determine.

8.2

Funding. In the case of Equity Awards granted under the Plan, no shares of Common Stock shall be issued at the time the Award is made, and Entergy, the Employer and Plan, or any one of them, shall not be required to set aside a fund for the payment of any such Award.

8.3

Maturity of Equity Awards. All Equity Awards granted to a Participant shall become fully matured at time or times or under such circumstances as the Committee shall from time to time determine and specify in the Agreement.

8.4

Payment of Equity Awards. A Participant who has received an Equity Award allocated to his Equity Award Account shall be entitled to receive a distribution from the Employer with respect to each then mature Equity Award allocated to his Equity Award Account at such time as any such Equity Award has been earned and vested and is no longer subject to a timely and binding deferral election as may be specified in the Agreement. All Equity Awards shall be payable in cash.

8.5

Non-Transferability. Equity Awards granted under the Plan, and any rights and privileges pertaining thereto, may not be transferred, assigned, pledged or hypothecated in any manner, by operation of law or otherwise, other than by will or by the laws of descent and distribution, and shall not be subject to execution, attachment or similar process. The Participant may designate one or more beneficiaries who shall be entitled to exercise the Participant's rights hereunder following the death of the Participant. Such designation shall be made on a form supplied by the Committee. In the absence of a valid beneficiary designation, the Participant's rights hereunder shall pass pursuant to the Participant's will or by the laws of descent and distribution.

8.6

Restricted Share Units. In the discretion of the Committee, the Committee may award a Participant Equity Awards in the form of Restricted Share Units, which shall be subject to such terms, restrictions on transfer and such forfeiture conditions as the Committee deems appropriate.

ARTICLE IX

PERFORMANCE AWARDS

9.1

Performance Awards. The Committee may award Performance Awards in the form of (a) performance shares or units valued by reference to shares of Common Stock or (b) performance units, which are units valued by reference to financial measures or property other than Common Stock, all of which shall be subject to such terms and conditions and other restrictions as the Committee shall assign. At the time of making grants of Performance Awards, the Committee shall establish such terms and conditions as it shall determine applicable to such Awards. Performance Awards may be paid out in cash, Common Stock, Restricted Shares, other property or a combination thereof. Recipients of Performance Awards are not required to provide consideration other than the rendering of service.

9.2

Performance Goals. The Committee may determine that an Award shall be subject to the satisfaction of such performance goals as established by the Committee. As determined by the Committee, achievement of the performance goals may be measured (a) individually, alternatively or in any combination, (b) with respect to Entergy, a subsidiary, division, business unit, product line, product, or any combination of the foregoing, or (c) on an absolute basis, or relative to a target, to a designated comparison group, to results in other periods, to an index, or to other external measures. In determining whether a performance goal is met, the Committee may exclude the impact of any event or occurrence which the Committee determines should appropriately be excluded, such as a restructuring or other nonrecurring charge, an event either not directly related to the operations of Entergy or not within the reasonable control of Entergy's management, or a change in accounting standards required by U. S. generally accepted accounting principles.

9.3

Performance-Based Compensation. For an Award that is subject to performance goals and that is intended to qualify as "performance-based compensation'' under Code Section 162(m), the following additional provisions shall apply: (a) the applicable performance goals will be based upon or may relate to one or any combination of business criteria such as the performance, efficiency, or profitability measured by specified levels or of growth in one or more of the following business criteria as the Committee may determine: EBITDA, EBIT, stock price, total shareholder return, market share, sales, earnings per share, costs, operating income, net income, operating cash flow, cash flow, net cash flow, fuel cost per million BTU, costs per kilowatt hour, retained earnings, budget achievement, return on equity, return on assets, return on capital employed, return on invested capital, productivity, return on sales, completion of acquisitions, cash available to parent, net operating profit after taxes (NOPAT), economic value added (EVA), expense spending, O&M expense, expense, O&M or capital/kwh, capital spending, gross margin, net margin, market capitalization, market value, debt ratio, equity ratio, return on assets, profit margin, customer growth, or customer satisfaction. The Performance Goals may be stated in terms of absolute levels or relative to another company or companies or to an index or indices; (b) the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award upon attainment of the performance goals; (c) the Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the grantee, or under such other conditions where such waiver will not jeopardize the treatment of other Awards as "performance-based compensation'' under Section 162(m); (d) the Award shall otherwise comply with the requirements of Code Section 162(m), or any successor provision thereto, and the regulations thereunder; (e) the Award and payment of any Award under this Plan with respect to a relevant Performance Period shall be contingent upon the attainment of the applicable Performance Goals. The Committee shall certify in writing prior to payment any such Award that such applicable Performance Goals relating to the Award are satisfied. Approved minutes of the Committee may be used for this purpose. All Awards to Covered Participants under this Plan shall be further subject to such other conditions, restrictions, and requirements as the Committee may determine to be necessary or appropriate. The value of Performance Units payable to a single Covered Participant pursuant to this Plan shall not exceed .5% of Operating Cash Flow during any applicable Performance Period.

ARTICLE X

OTHER STOCK-BASED AWARDS

10.1

Terms of Award. Subject to the limits described in Section 3.3 of this Plan, the Committee may make Other Stock-Based Awards as it deems appropriate. The terms and conditions of any Other Award shall be set forth in the applicable Award agreement or otherwise by the Committee. The circumstances (including any applicable Performance Measures) under which, and the number, if any, of, shares of Common Stock or the amount of cash that shall then become payable to the holder of the Award shall be set forth in the applicable agreement or otherwise. The Committee shall in its discretion determine the timing of payment of the Award.

10.2

Dividend Equivalent. The Committee may grant an Award that confers upon the Participant a right to receive cash, Common Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Common Stock.

ARTICLE XI

TERMINATION OR AMENDMENT OF THE PLAN

11.1

Termination or Amendment. The Committee shall have the right, authority and power to alter, amend, modify, suspend, revoke or terminate the Plan in whole or in part at any time, including the adoption of amendments deemed necessary or desirable to qualify the Awards under the laws of various states and under rules and regulations promulgated by the Securities and Exchange Commission with respect to officers and directors who are subject to the provisions of Section 16 of the 1934 Act, to comply with any applicable provisions of the Code, including Code Section 162(m), or to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award granted under the Plan, without the approval of Entergy's shareholders. However, no action shall be taken without the approval of Entergy's shareholders that (a) would cause the Plan to no longer comply with Rule 16b-3, or any other regulatory requirements; or (b) materially increase the benefits accruing to participants under the Plan, materially increase the number of securities that may be issued under the Plan, or materially modify the requirements for participation in the Plan. In addition, if exemption from Code Section 162(m) deduction limits is to be continued, any such amendment shall be made with Board and shareholder approval if necessary to comply with the requirements for the qualified performance-based compensation exception under Code Section 162(m). Unless authorized by a majority vote of the shareholders of Entergy Corporation, once determined by the Committee, no price of any Option shall be decreased.

11.2

Restrictions on Amendment or Termination. Except as provided in Section 4.7 of the Plan, no amendment or termination or modification of the Plan shall in any manner adversely affect any Award previously granted without the consent of the Participant, except that prior to a Change in Control, the Committee may amend or modify the Plan in a manner that does adversely affect Awards previously granted upon a finding by the Committee that the amendment or modification is in the best interest of holders of outstanding Awards affected by the amendment or modification.

ARTICLE XII

GENERAL PROVISIONS

12.1

Adjustments Upon Changes in Capitalization. Notwithstanding any other provision of the Plan, the Committee may, at any time, make or provide for such adjustments to the Plan, to the number and class of shares available thereunder or to any outstanding Options, Restricted Shares, Equity Awards or Other Stock-Based Awards as it shall deem appropriate to prevent dilution or enlargement of rights, including adjustments in the event of distributions to holders of Common Stock other than a normal cash dividend, changes in the outstanding Common Stock by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations and the like. Any such determination by the Committee shall be conclusive.

12.2

Fractional Shares. The Employer shall not be required to deliver any fractional share of Common Stock but may pay, in lieu thereof, the Fair Market Value of such fractional share to the Participant or the Participant's beneficiary or estate, as the case may be. For purposes of this Section 12.2, the Fair Market Value shall be determined as of the following dates: (i) the date on which restrictions lapse for Restricted Shares or Restricted Share Units, (ii) the date of delivery of Performance Units, (iii) the maturity date for Equity Awards other than Restricted Share Units or Performance Units, or (iv) in any case, such other dates the Committee may determine.

12.3

Tax Withholdings. Subject to such terms and conditions as may be established by the Committee, the Participant shall pay to Entergy any amount necessary to satisfy applicable federal, state or local tax withholding requirements attributable to an Award of Options, Restricted Shares, Performance Units or Equity Awards under this Plan promptly upon notification of the amounts due. The Committee may permit such amount to be paid by the Participants to be withheld from the shares of Common Stock that otherwise would be distributed to such Participant upon the exercise of an Option, the lapse of restrictions applicable to Restricted Shares, the payment of Performance Units or the maturity of Equity Awards, as applicable, or a combination of cash and shares of such Common Stock. Shares related to that portion of an Award utilized for the payment of withholding taxes shall not again be available for Awards under the Plan.

12.4

Legal and Other Requirements. The obligation to sell and deliver Common Stock under the Plan shall be subject to all applicable laws, regulations, rules and approvals, including, but not by way of limitation, the effectiveness of a registration statement under the Securities Act of 1933 if deemed necessary or appropriate by Entergy. Certificates for shares of Common Stock issued hereunder may be legended as the Committee shall deem appropriate. Entergy and the Committee reserve the right to restrict, in whole or in part, the delivery of Common Stock or other securities pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Stock or other securities, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

12.5	Award Agreements. All Awards shall be documented in a written or electronic agreement in a form approved by the Committee, which shall include the terms and conditions of the Award.

12.6

Effect on Other Plans. Awards may be granted singly, in combination or in tandem (except where prohibited by applicable law) and may be made in combination or tandem with or as alternatives to, awards or grants under any other employee plan maintained by a System Company; provided that the adoption of the Plan shall have no effect on awards made or to be made pursuant to other stock plans covering the employees of any System Company or successors thereto. Awards under the Plan shall not constitute earnings for purposes of any pension plan covering employees of any System Company except as otherwise expressly provided in any such pension plan.

12.7

No Entitlements. A Participant's rights, if any, in respect of or in connection with any Award are derived solely from the discretionary decision to permit the individual to participate in the Plan and to benefit from a discretionary Award. By accepting an Award under the Plan, a Participant expressly acknowledges that there is no obligation on the part of Entergy, the Committee, or any other entity or individual to continue the Plan and/or grant any additional Awards. Any Award granted hereunder is not intended to be compensation of a continuing or recurring nature, or part of a Participant's normal or expected compensation, and in no way represents any portion of a Participant's salary, compensation, or other remuneration for purposes of pension benefits, severance, redundancy, resignation or any other purpose.

12.8

No Right to Employment or Service. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an employee, consultant or director of Entergy or any System Company. Entergy and any System Company reserves the right to terminate the service of any person at any time, and for any reason, subject to applicable laws, Entergy's Articles of Incorporation and Bylaws and a written employment agreement (if any), and such terminated person shall be deemed irrevocably to have waived any claim to damages or specific performance for breach of contract or dismissal, compensation for loss of office, tort or otherwise with respect to the Plan or any outstanding Award that is forfeited and/or is terminated by its terms or to any future Award.

12.9

Notices. Every direction, revocation or notice authorized or required by the Plan shall be deemed delivered to Entergy on the date it is personally delivered to the Secretary of Entergy at its principal executive offices or three business days after it is sent by registered or certified mail, postage prepaid, addressed to the Secretary at such offices, and shall be deemed delivered to a Participant on the date it is personally delivered to him or three business days after it is sent by registered or certificate mail, postage prepaid, addressed to him at the last address shown for him on the records of Entergy and its Subsidiaries.

12.10

Applicable Law. All questions pertaining to the validity, construction and administration of the Plan and rights and benefits granted hereunder shall be determined in conformity with the laws of the State of Delaware, to the extent not preempted or controlled by the laws of the United States and regulations thereunder.

12.11	Funding. The Plan shall be totally unfunded. No Participant shall have any interest in any fund or specific asset of an Employer by reason of the Plan.

ARTICLE XIII

CHANGE IN CONTROL

13.1	Accelerated Vesting. Notwithstanding anything stated herein to the contrary, but subject to any federal securities law restrictions on sale and exercise, in the event of a Change in Control:

(a)	with respect to Restricted Shares or other Awards subject to restrictions and issued under the Plan, all restrictions imposed hereunder shall lapse effective as of the date of the Change in Control;
(b)

if during a Performance Period(s) applicable to a Performance Award granted under the Plan, a Participant shall earn the number of performance shares or performance units which the Participant would have earned as if target performance under the Award was obtained; and

(c)

any outstanding Options that are not vested shall become vested and exercisable effective as of the date of a Change in Control. If a Participant's employment or service is terminated within 24 months following the effective date of a Change in Control, any such vested and exercisable Options may be exercised within the remaining term of the Option Award.

13.2

Source of Payments. Within thirty (30) days following the date of a Change in Control, or at such other time as the System Company may determine in its complete discretion, a System Company may make a single irrevocable lump sum contribution to the Trust for Deferred Payments of Entergy Corporation and Subsidiaries ("Trust") pursuant to the terms and conditions described in such Trust. To the extent such a Trust is created, it shall be a "grantor" trust under the Internal Revenue Code, and the establishment and funding of such Trust is not intended to cause Participants to realize current income on amounts contributed thereto, and the Trust shall be so interpreted.

ENTERGY CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE 2006 ANNUAL MEETING OF SHAREHOLDERS, MAY 12, 2006

The undersigned hereby appoints J. Wayne Leonard, Robert v.d. Luft and Maureen S. Bateman, jointly and severally, as attorneys and proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote on behalf of the undersigned all of the shares of Common Stock of Entergy Corporation that the undersigned is entitled in any capacity to vote if personally present at the 2006 Annual Meeting of Shareholders to be held on May 12, 2006, and at any adjournments or postponements thereof, in accordance with the instructions set forth on the reverse and with the same effect as though the undersigned were present in person and voting their shares. The proxies are authorized in their discretion to vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the meeting, and upon such other business as may properly come before the meeting.

(Continued, and to be marked, dated and signed, on the other side.)

Address Change/Comments (Mark the corresponding box on the reverse side.)

FOLD AND DETACH HERE

You may now access your Entergy Corporation account online.
Access your Entergy Corporation shareholder account online via Investor ServiceDirect (ISD).

Mellon Investor Services LLC, Transfer Agent for Entergy Corporation, now makes it easy and convenient to obtain current information on your shareholder account.

View account status View certificate history View book-entry information	View payment history for dividends Make address changes Obtain a duplicate 1099 tax form Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

For Technical Assistance Call 1-877-978-7778 between
9am-7pm Monday-Friday Eastern Time

Investor ServiceDirect is a registered trademark of Mellon Investor Services LLC

Mark Here for Address Change or Comments. PLEASE SEE REVERSE SIDE					□
The Board of Directors recommends a vote "FOR" Item 1.
1) Election of Directors	FOR ALL □	WITHHOLD ALL □	FOR ALL EXCEPT □	To withhold authority to vote for any individual nominee, mark "For All Except" and write the nominee's or nominees' number(s) on the line below. _________________________________
01 M. S. Bateman 02 W. F. Blount 03 S. D. deBree 04 G. W. Edwards 05 A. M. Herman 06 D. C. Hintz 07 J.W. Leonard	08 S. L. Levenick 09 R.v.d. Luft 10 J.R. Nichols 11 W.A. Percy, II 12 W. J. Tauzin 13 S. V. Wilkinson
The Board of Directors recommends a vote "FOR" Items 2, 3, and 4.
2) Approval to amend the Certificate of Incorporation to eliminate supermajority vote requirement with respect to the removal of directors.				FOR □	AGAINST □	ABSTAIN □
3) Approval of 2007 Equity Ownership and Long Term Cash Incentive Plan.				FOR □	AGAINST □	ABSTAIN □
4) Ratification of appointment of independent registered public accountants for the fiscal year ending 2006.				FOR □	AGAINST □	ABSTAIN □
The Board of Directors recommends a vote "AGAINST" Item 5.
5) Shareholder proposal regarding majority election of directors.				FOR □	AGAINST □	ABSTAIN □

Signature_____________________	Signature_____________________	Dated__________, 2006

Sign exactly as imprinted (do not print). If shares are held jointly, EACH holder should sign. Executors, administrators, trustees, guardians and others signing in a representative capacity should indicate the capacity in which they sign. An authorized officer signing on behalf of a corporation should indicate the name of the corporation and the officer's title.

FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail 24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time on Tuesday, May 9, 2006 for shares held in the Savings Plans and through 11:59 PM Eastern Time on Thursday, May 11, 2006 for all other shares.

Your Internet vote or telephone authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/etr Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

You may view the Annual Report and Proxy Statement on the Internet at http://www.entergy.com/investor_relations/2005_publications.aspx